Exhibit 4(a)

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

TRUSTEE

INDENTURE

DATED AS OF             , 2009

NOTES

i

MATURITY DATE	12
MONEY MARKET YIELD	12
NON-UNITED STATES PERSON	13
NOTES	13
NOTE REGISTER	13
OFFICER’S CERTIFICATE	13
OPINION OF COUNSEL	13
OUTSTANDING	13
PARTICIPANT	14
PAYING AGENT	14
PERIODIC OFFERING	14
PERMITTED COLLATERALIZATION ASSETS	14
PERMITTED COLLATERALIZATION OBLIGATION	14
PERMITTED SECURED INDEBTEDNESS	14
PERSON	16
PLACE OF PAYMENT	16
PRIME RATE	16
REDEMPTION DATE	17
REGULAR RECORD DATE	17
RESPONSIBLE OFFICER	17
SECURED INDEBTEDNESS	17
SETTLEMENT DATE	17
SPREAD	17
STATED MATURITY	17
SUBORDINATED DEBT SECURITY GUARANTEE	17
SUBSIDIARY	17
SURVIVOR’S OPTION	18
SURVIVOR’S OPTION BLACKOUT PERIOD	18
TRANCHE	18
TREASURY RATE	18
TRUST INDENTURE ACT OF 1939	19
U.S. DOLLAR	19
ZERO-COUPON NOTES	19

EXHIBITS

Page
Exhibit A-1	Form of Fixed Rate Book-Entry Note	A-1-1
Exhibit A-2	Form of Floating Rate or Floating Rate/Fixed Rate Book-entry Note	A-2-1
Exhibit A-3	Form of Linked Rate Book-entry Note	A-3-1
Exhibit B	Form of Issuance Order	B-1

v

THIS INDENTURE dated as of             , 2009, between JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A., a stock life insurance company duly organized under the laws of Maine and duly redomesticated and existing under the laws of Michigan (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee hereunder (hereinafter sometimes called the “Trustee,” which term shall include any successor trustee appointed pursuant to Article Seven).

WITNESSETH:

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes its unsecured debentures, notes or other evidences of indebtedness (hereinafter called the “Notes,” unless otherwise specified in connection with the issuance of a particular series of Notes), and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes in one or more series, and, within a series, in one or more Tranches (as defined below), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, all acts and things necessary to constitute this Indenture a valid agreement of the Company according to its terms, have been done and performed;

NOW, THEREFORE: In order to declare the terms and conditions upon which the Notes are authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes or, to the extent applicable, particular series or Tranches thereof, as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01 DEFINITIONS. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise clearly requires) assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, including the Exhibits to this instrument, and not to any particular Article, Section or other subdivision. Certain terms used wholly or principally within an Article of this Indenture may be defined in that Article.

ADDITIONAL AMOUNTS: The term “Additional Amounts” shall have the meaning given such term in Section 4.01.

AMORTIZED FACE AMOUNT: The term “Amortized Face Amount” shall mean, with respect to any Discount Note, the amount equal to the sum of its Issue Price plus the original issue discount amortized using the “interest method” (computed in accordance with GAAP in effect on the date as of which such amount is calculated) from the Issue Date to the date as of which such amount is calculated.

AMORTIZING NOTES The term “Amortizing Notes” means Notes on which payments of principal and interest are required to be made throughout the term of the applicable Notes in accordance with a stated formula or amortization schedule.

AUTHORIZED OFFICER: The term “Authorized Officer” shall mean the Company’s Chief Financial Officer, the Company’s Treasurer or any senior officer of the Company’s Guaranteed and Structured Financial Products Group identified in a certificate signed by the Company’s Chief Financial Officer or Treasurer and delivered to the Trustee in accordance with Section 2.04.

BOARD OF DIRECTORS: The term “Board of Directors” shall mean the Board of Directors of the Company.

BOARD RESOLUTIONS: The term “Board Resolution” shall mean a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

BOND EQUIVALENT YIELD: The term “Bond Equivalent Yield” shall mean a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D x N	x 100
360-(D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 and “M” refers to the actual number of days in the applicable interest period.

BOOK-ENTRY NOTE: The term “Book-Entry Note” shall have the meaning given such term in Section 2.03.

BUSINESS DAY: The term “Business Day” shall mean, with respect to any Note, unless such Note shall otherwise provide, any day other than a Saturday or Sunday that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

CD RATE: The term “CD Rate” shall mean:

(1) the rate reported for the second Business Day preceding the applicable Interest Reset Date for “CDs (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15 Daily Update on the Interest Reset Date or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or

(2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for “CDs (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date as the arithmetic mean of the secondary market offered rates (on the fifth business day following that Interest Reset Date) of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Company, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the Issuance Order and in a denomination of $1,000,000, or

(4) if the dealers selected by the calculation agent are not quoting offered rates as mentioned in clause (3), the CD Rate already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

CMT RATE: The term “CMT Rate” shall mean:

(1) the rate displayed on the Designated CMT Telerate Page (defined below) under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.,” under the column for the Designated CMT Maturity Index (defined below) for (a) the second Business Day preceding the applicable Interest Reset Date, if the Designated CMT

Telerate Page is 7051, or (b) the week or the month, as applicable, ended immediately preceding the week in which the Interest Reset Date occurs, if the Designated CMT Telerate Page is 7052, or

(2) if the relevant information described in clause (1) is no longer published, or not published by 3:00 P.M., New York City time, on the Interest Reset Date, then the CMT Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519), or

(3) if the relevant information described in clause (2) is not provided by 3:00 P.M., New York City time, on the Interest Reset Date, then the calculation agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Reset Date, reported, according to their written records, by three leading primary United States government securities dealers in New York City (the “Reference Dealers”), selected by the Company as described in the following sentence. The Company will select five Reference Dealers and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used. If the calculation agent cannot obtain three Treasury notes quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Reset Date of three Reference Dealers in New York City, selected using the same method described above, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated. If fewer than three Reference Dealers selected by the Company are quoting as described above, the CMT Rate will remain the CMT Rate for the immediately preceding Interest Reset Period, or, in the case of the first Interest Reset Period, the initial interest rate set forth in the applicable Issuance Order minus the Spread (if any).

CP RATE: The term “CP Rate” shall mean:

(1) the Money Market Yield, calculated as described below, of the rate reported for the second Business Day preceding the applicable Interest Reset Date for commercial paper having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as that rate is published in the H.15 Daily Update under the heading “Commercial Paper — Nonfinancial” on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than four Business Days subsequent to, the Interest Reset Date, or

(2) if the above rate is not published on the Interest Reset Date or on any of the four Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for commercial paper having a maturity closest to the Index Maturity specified in the applicable Issuance Order as published in the H.15(519) under the heading “Commercial Paper — Nonfinancial” on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date as the arithmetic mean of the secondary market offered rates as of 11:00 A.M., New York City time, on the fifth Business Day following that Interest Reset Date of three leading dealers of commercial paper in New York City selected by the Company, for commercial paper (a) of the highest credit ratings from at least two nationally recognized statistical rating agencies and (b) with a remaining maturity closest to the Index Maturity specified in the applicable Issuance Order, or

(4) if the dealers selected by the Company are not quoting as set forth in clause (3), the CP Rate will remain the rate already in effect on the day preceding Interest Reset Date, or, in the case of the first Interest Reset Period, the initial interest rate set forth in the applicable Issuance Order minus the Spread (if any).

CPI ADJUSTMENT RATE: The term “CPI Adjustment Rate” shall mean:

(1) The percentage obtained by deducting CPIt-12 (defined below) from CPIt (defined below), and dividing the result by CPIt-12. “CPIt” means the Index Level reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the seventh Business Day preceding the applicable Interest Reset Date (the “Interest Rate Determination Date”) as the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (“CPI”) published in the calendar month immediately preceding the applicable Interest

Rate Determination Date by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) as the CPI for the second calendar month preceding the applicable Interest Rate Determination Date. “CPIt-12” means the Index Level of CPI for the calendar month that is 12 calendar months prior to the calendar month of the Index Level of CPI used for purposes of CPIt. If the CPI for the second calendar month preceding the applicable Interest Rate Determination Date is not reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Rate Determination Date, but has otherwise been published by the BLS, the calculation agent will determine the CPI as published by the BLS for such second calendar month preceding the applicable Interest Rate Determination Date using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI, as published by the BLS. In calculating CPIt and CPIt-12 on the applicable Interest Rate Determination Date, the calculation agent will use the most recently available Index Level of the CPI for the applicable second month preceding the applicable Interest Rate Determination Date, even if such Index Level has been adjusted from a prior reported Index Level for the relevant month. However, if an Index Level of CPIt or CPIt-12 used by the calculation agent on any Interest Rate Determination Date to determine the interest rate on the notes (an “Initial CPI”) is subsequently revised by the BLS, the calculation agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the purposes of calculations relating to the CPI Adjustment Rate will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published; or

(2) if, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, the applicable substitute index for such Floating Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997), and the procedures described in (1) will be adapted by the calculation agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent; or

(3) if, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, and if at such time or thereafter no Inflation-Linked Treasuries are outstanding, at such time as no Inflation-Linked Treasuries are outstanding the applicable substitute index for such Floating Rate Notes will be determined by the calculation agent as directed by the Company in accordance with general market practice at the time, and the procedures described in (1) will be adapted by the calculation agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent.

COMPANY: The term “Company” shall mean the person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

COMPANY ORDER: The term “Company Order” shall mean any request, order or confirmation of the Company signed by an Authorized Officer, which may be transmitted by telecopy or in writing.

CONSOLIDATED NET TANGIBLE ASSETS: “Consolidated Net Tangible Assets” means at any date, the total assets appearing on the most recently prepared quarterly consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, less each of the following as shown on such balance sheet: (a) all short-term debt, dividends payable to policyholders and unpaid claims and any claim expense reserve; (b) all goodwill, tradenames, trademarks, licenses, patents and copyrights, (c) all deferred policy acquisition costs, and (d) all assets allocated to separate accounts.

CORPORATE TRUST OFFICE: The term “Corporate Trust Office” shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of original execution of the Indenture is located at The Bank of New York Mellon Global Corporate Trust Company, N.A., 222 Berkeley Street, 2nd Floor, Boston, MA 02116, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

CORPORATION: The term “corporation” shall include corporations, associations, companies and business trusts.

CUSIP NUMBER: The term “CUSIP number” shall include all of the series of identification numbers obtained by the Company from the CUSIP Service Bureau of Standard & Poor’s Corporation for assignment to Global Notes representing Book-Entry Notes.

DEPOSITARY: The term “Depositary” shall mean, with respect to the Notes of any series or Tranche within a series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series or Tranche shall mean the Depositary with respect to the Notes of that series or Tranche.

DESIGNATED CMT MATURITY INDEX: The term “Designated CMT Maturity Index” shall mean the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable Issuance Order for which the CMT Rate will be calculated. If no maturity is specified in the applicable Issuance Order, the Designated CMT Maturity Index will be two years.

DESIGNATED CMT TELERATE PAGE : The term “Designated CMT Telerate Page” shall mean the display on Moneyline Telerate, Inc., or any successor service, on the page designated in the applicable Issuance Order or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable Issuance Order, the Designated CMT Telerate Page will be 7052, for the most recent week.

DETERMINATION OF TAX EVENT: The term “Determination of Tax Event” shall have the meaning given such term in Section 3.03.

DISCOUNT NOTES: The term “Discount Notes” shall mean any Notes which are initially sold at a discount from the principal amount thereof and which provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

EVENT OF DEFAULT: The term “Event of Default” shall mean any event specified as such in Section 6.01.

FEDERAL FUNDS RATE: The term “Federal Funds Rate” shall mean:

(1) the rate reported for the second Business Day preceding the applicable Interest Reset Date for Federal Funds as published in the H.15 Daily Update on the Interest Reset Date under the heading “Federal Funds/Effective Rate,” or if not published on such date then as published on a Business Day which is the closest to follow, but not more than four Business Days subsequent to, the Interest Reset Date, or

(2) if the rate referred to in clause (1) is not published on the Interest Reset Date or on any of the four Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120,”

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date as the arithmetic mean of the rates for the last transaction in overnight Federal Funds by each of three leading brokers of federal funds transactions in New York City selected by the Company, after consultation with the Company, on the fifth Business Day following that Interest Reset Date, or

(4) if the brokers selected by the Company are not quoting as set forth in clause (3), the Federal Funds Rate will remain the rate already in effect on the day preceding the Interest Reset Date, or, in the case of the first Interest Reset Period, the initial interest rate set forth in the applicable Issuance Order minus the Spread (if any).

FIXED RATE NOTES: The term “Fixed Rate Notes” shall refer to Notes other than Floating Rate Notes.

FLOATING RATE NOTES: The term “Floating Rate Notes” shall refer to Notes which bear floating or variable rates of interest.

FLOATING RATE/FIXED RATE NOTES: The term “Floating Rate/Fixed Rate Notes” shall refer to Notes which initially bear floating or variable rates of interest and after a specified date bear interest at a fixed rate.

FUNDING AGREEMENT: The term “Funding Agreement” means a “funding agreement” under the insurance laws of the state of Michigan, between the Company and the Trustee, as funding agreement holder, constituting an irrevocable obligation of the Company to make the payments required under such agreement to the Trustee on the dates specified in such agreement, which obligation, under such insurance laws, is, in the event of the Company’s insolvency, on a parity with the Company’s obligation to make payments on its insurance policies and senior to the Company’s obligation to make payments to its general unsecured creditors.

GAAP: The term “GAAP” means generally accepted accounting principles, consistently applied.

GLOBAL NOTE: The term “Global Note” shall have the meaning given such term in Section 2.06.

GUARANTEE: The term “Guarantee” means any obligation, contingent or otherwise, of the Company directly or indirectly guaranteeing any indebtedness of any other Person that would constitute Indebtedness if incurred by the Company, if entered into for the purpose of assuring in any manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb or “Guaranteed” used as an adjective shall have a corresponding meaning.

GUARANTOR: The term “Guarantor” shall mean Manulife Financial Corporation, as guarantor under the Subordinated Debt Security Guarantee, or any successor thereto by law or in accordance with the terms of the Subordinated Debt Security Guarantee.

H. 15(519): The term “H.15(519)” shall mean the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current or any successor site or publication.

H. 15 DAILY UPDATE: The term “H.15 Daily Update” shall mean the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

HOLDER: The terms “holder,” when used with respect to any Note, and “Noteholder,” “holder of Notes,” or other similar terms, when used with respect to any Note, shall mean the person in whose name the Note is registered in the Note Register.

INDEBTEDNESS: The term “Indebtedness” means at any date, without duplication, (i) all obligations of the Company for borrowed money evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations of the Company to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iii) all obligations of the Company as a lessee which are capitalized in accordance with GAAP, (iv) all non-contingent obligations of the Company to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instruments, (v) all indebtedness of others which would be Indebtedness if incurred by the Company, if such indebtedness is secured by a Lien on the Company’s general assets, whether or not such indebtedness is assumed by the Company, (vi) any Guarantee by the Company of indebtedness of others which would be Indebtedness if incurred directly by the Company, and (vii) all redeemable preferred stock issued by the Company other than any such preferred stock redeemable at the sole option of the Company; provided that the term Indebtedness shall not include (y) obligations for which recourse for payment is limited to specified assets of a Person or (z) obligations of a Person which is an insurance company (1) which arise in connection with policies or contracts of insurance, reinsurance, guaranteed investment contracts, funding agreements and other similar contracts entered into in the ordinary conduct of such Person’s insurance business or (2) to the extent that recourse for the payment of such obligations is limited to assets held in separate accounts of such Person.

INDENTURE: The term “Indenture” shall mean this instrument as originally executed as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term “Indenture” also shall include the terms of particular series of Notes or Tranche within a series of Notes established as contemplated by Section 2.01.

INTEREST PAYMENT DATE: The term “Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

INTEREST RATE BASIS: The term “Interest Rate Basis” shall mean the CD Rate, the CP Rate, the CMT Rate, the CPI Adjustment Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other floating or variable rate of interest set forth in an Issuance Order.

ISSUANCE ORDER: The term “Issuance Order” shall mean a Company Order substantially in the form attached as Exhibit B to this Indenture, specifying the terms and conditions applicable to a particular series, or Tranche within a series, of Notes, executed by the Company and acknowledged by the Trustee on or prior to the Issue Date of such series or Tranche of Notes.

ISSUE DATE: The term “Issue Date” shall mean, with respect to any Note, the date such Note is authenticated pursuant to Section 2.06.

ISSUE PRICE: The term “Issue Price”, when used with respect to any Discount Note, means the price at which such Note was initially sold as of the Issue Date thereof.

LIBOR: The term “LIBOR” shall mean:

(1) the rate reported by the London interbank market as of 11:00 a.m. London time on the second London Business Day preceding the applicable Interest Reset Date for deposits in U.S. dollars by prime banks for a period of time closest to the Index Maturity specified in the applicable Issuance Order, as published on page 3750 (or any successor page) of the Moneyline Telerate (or any successor service) display on the applicable Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or as published at such times on any successor service or page used for the purpose of displaying the London interbank offered rates of major banks for U.S. dollar deposits, or

(2) if the rate referred to in clause (1) is not published on the Interest Reset Date or on any of the four London Business Days immediately following the Interest Reset Date, the rate reported as the “CLOSE/ASK/YIELD” for deposits in U.S. Dollars by prime banks as of the second London Business Day preceding the applicable Interest Reset Date for a period of time closest to the Index Maturity specified in the applicable Issuance Order, as published by the Bloomberg Financial Markets Service (or any successor service) on the Interest Reset Date or if not published on such date then as published on a London Business Day which is closest to, but not more than five (5) Business Days subsequent to, that Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) London Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 11:00 A.M. New York City time on the sixth London Business Day following that Interest Reset Date, as the arithmetic mean of the rates for loans in U.S. dollars offered as of the close of business (London time) on the sixth

Business Day following that Interest Reset Date by four banks selected by the Company to prime banks in the London interbank market based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time for a term closest to the Index Maturity specified in the applicable Issuance Order, or

(4) if the banks selected by the Company are not quoting as mentioned in clause (3), LIBOR already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

LIEN: The term “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, security interest, charge or encumbrance of any kind in respect of such asset. The Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

LINKED NOTES: The term “Linked Notes” shall refer to Notes the principal amount of which and/or the amount of interest payable on which is determined by reference to one or more securities, currencies, commodities, indices or any other instrument(s), measure(s) or basket(s) of any of the foregoing or the value of one or more currencies as compared to the value of one or more other currencies.

LONDON BUSINESS DAY: The term “London Business Day” shall mean any day, other than a Saturday or Sunday, which is both a Business Day and a day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

MATURITY: The term “Maturity,” when used with respect to any Note, shall mean the date on which the principal of such Note or an installment of principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

MATURITY DATE: The term “Maturity Date,” when used with respect to any Note, shall mean the Stated Maturity of the principal of such Note.

MONEY MARKET YIELD: The term “Money Market Yield” shall mean the yield calculated in accordance with the following formula:

Money Market Yield =	D x 360 x 100 360 - (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

NON-UNITED STATES PERSON: The term “Non-United States Person” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or of a foreign partnership, one or more of the partners or members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

NOTES: The term “Note” or “Notes” shall have the meaning stated in the first recital of this Indenture and more particularly means any unsecured debentures, notes or other evidences of indebtedness of the Company issued, authenticated and delivered under this Indenture.

NOTE REGISTER: The term “Note Register” shall have the meaning specified in Section 2.07.

OFFICER’S CERTIFICATE: The term “Officer’s Certificate” shall mean a certificate signed by an Authorized Officer.

OPINION OF COUNSEL: The term “Opinion of Counsel” shall mean an opinion reasonably acceptable to the Trustee, in writing signed by legal counsel, who may be an employee of or counsel to the Company or other counsel.

OUTSTANDING: The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided, that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Notes paid or in lieu of and in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

PARTICIPANT: The term “Participant” shall mean the person or persons designated by beneficial owners of Book-Entry Notes to act as agent or agents for such owners in connection with the book-entry system maintained by the Depositary.

PAYING AGENT: The term “Paying Agent” shall mean, initially, The Bank of New York Mellon Trust Company, N.A., as set forth in Section 4.02, and subsequently, any other paying agent appointed by the Company from time to time in respect of the Notes.

PERIODIC OFFERING: The term “Periodic Offering” shall mean a series of Notes the constituent Notes of which are intended to be originally issued on multiple dates.

PERMITTED COLLATERALIZATION ASSETS: The term “Permitted Collateralization Assets” shall mean assets pledged to secure Permitted Collateralization Obligations.

PERMITTED COLLATERALIZATION OBLIGATION: The term “Permitted Collateralization Obligation” shall mean any obligation relating to real estate mortgage investment conduits (“REMICs”), pass-through obligations, collateralized mortgage obligations, collateralized bond obligations or similar instruments, except an obligation of the Company or any Subsidiary (excluding any Subsidiary that is the issuer of the REMIC, pass-through obligation, collateralized mortgage obligation, collateralized bond obligation or similar instrument) to the extent that such obligation requires a cash payment by the Company or such Subsidiary, recourse for the payment of which is not limited to specific assets of the Company or such Subsidiary (excluding any obligation of the Company or such Subsidiary (i) to make advances in connection with the servicing of such REMIC, pass-through obligation, collateralized mortgage obligation, collateralized bond obligation or similar instrument or (ii) to repurchase collateral).

PERMITTED SECURED INDEBTEDNESS: The term “Permitted Secured Indebtedness” shall mean any Secured Indebtedness described below:

(i) Secured Indebtedness secured by a Lien on any asset of the Company, if the Secured Indebtedness was incurred or assumed for the purpose of financing all or any part of the cost of the acquisition, construction or improvement of such asset and if such Lien existed prior to the acquisition of such asset or attaches to such asset concurrently or within 90 days after the acquisition or commencement of construction or improvement thereof;

(ii) Secured Indebtedness secured by a Lien on any asset of a corporation or other entity if such Secured Indebtedness and such Lien are in existence at the time such corporation or other entity is merged or consolidated with or into, or substantially all of the assets of such corporation or other entity are transferred to, the Company, or substantially all of the assets of the Company are transferred to such corporation or other entity, provided such Secured Indebtedness and Lien were not incurred in contemplation of such transaction;

(iii) Secured Indebtedness secured by a Lien on any asset which Lien was in existence at the time the applicable asset was acquired by the Company, provided such Lien was not incurred in contemplation of such acquisition;

(iv) Secured Indebtedness secured by a Lien on any asset of the Company, if recourse on such Secured Indebtedness is limited to such asset;

(v) Secured Indebtedness arising out of the refinancing, extension, renewal or refunding of any Indebtedness permitted under clause (i), (ii), (iii) or (iv) of this definition, provided such Secured Indebtedness is not increased and is not secured by any additional assets of the Company;

(vi) Secured Indebtedness if the only assets of the Company securing such Secured Indebtedness are assets held in separate accounts of the Company and, in the Company’s discretion, other assets which are permitted to secure Permitted Secured Indebtedness under another clause of this definition;

(vii) Secured Indebtedness if the only assets of the Company securing such Secured Indebtedness are Permitted Collateralization Assets and, in the Company’s discretion, other assets which are permitted to secure Permitted Secured Indebtedness under another clause of this definition;

(viii) Secured Indebtedness (a) secured by securities loaned by the Company or (b) arising out of repurchase agreements, reverse repurchase agreements or swap contracts entered into by the Company, in either case in the ordinary course of the Company’s business;

(ix) Secured Indebtedness arising in connection with policies or contracts of insurance, reinsurance, guaranteed investment contracts, funding agreements and similar contracts entered into in the ordinary conduct of the Company’s insurance business;

(x) Secured Indebtedness secured by a Lien on real property, to the extent that such Lien consists of easements, rights of way and similar Liens that do not in the aggregate materially impair the use of such property;

(xi) Secured Indebtedness owing from the Company to one or more Subsidiaries; and

(xii) Secured Indebtedness which, when added to the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Notes are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired or any Permitted Secured Indebtedness under clauses (i) through (xi) hereof), would not exceed 15% of Consolidated Net Tangible Assets.

PERSON: The term “person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLACE OF PAYMENT: The term “Place of Payment,” when used with respect to Notes of any series or Tranche within a series, means the place or places where the principal of and interest, if any, on the Notes of that series or Tranche are payable.

PRIME RATE: The term “Prime Rate” shall mean:

(1) the rate reported for the second Business Day preceding the applicable Interest Reset Date for a “Bank prime loan”, as published in the Federal Reserve Statistical Release H.15 Daily Update on the Interest Reset Date or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or

(2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for a “Bank prime loan”, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate reported on the fifth Business Day following that Interest Reset Date, as the “Bloomberg Prime” for the fifth Business Day following that Interest Reset Date appearing on the Bloomberg Financial Markets Service (or any successor service) screen page “Prime Rate By Top Banks” (or any successor page), or

(4) if the rate referred to in clause (3) is not published on the related Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M. New York City time on the fifth Business Day following that Interest Reset Date, as the arithmetic mean of the prime rates quoted on the fifth Business Day following that Interest Reset Date by three major banks in New York City, which may include the calculation agent or its affiliates, selected by the Company, or

(5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date, the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

REDEMPTION DATE: The term “Redemption Date” shall have the meaning given such term in Section 3.01.

REGULAR RECORD DATE: The term “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes of any series or Tranche within a series means the date specified for that purpose as contemplated by Sections 2.01 and 2.03.

RESPONSIBLE OFFICER: The term “Responsible Officer” when used with respect to the Trustee shall mean any officer within the Corporate Trust Office including any Vice President, Assistant Vice President, Trust Officer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

SECURED INDEBTEDNESS: “Secured Indebtedness” means Indebtedness of the Company which is secured by any Lien upon any asset of the Company.

SETTLEMENT DATE: The term “Settlement Date” shall mean the date of delivery of an authenticated Note against receipt of immediately available funds by the Company in payment for such Note.

SPREAD: The term “Spread” shall mean the amount (if any) of basis points which is to be added to or subtracted from the Interest Rate Basis, as specified in the applicable Issuance Order.

STATED MATURITY: The term “Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the date on which the principal of such Note or such installment of principal or interest is due and payable.

SUBORDINATED DEBT SECURITY GUARANTEE: The term “Subordinated Debt Security Guarantee” shall mean the Subordinated Note Guarantee dated as of             , 2009 from the Guarantor to the Trustee and the holders of Notes issued subject to the guarantee provided thereby.

SUBSIDIARY: The term “Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

SURVIVOR’S OPTION: The term “Survivor’s Option” means, where applicable, the right of a holder of a Note to require the Company to repay such Note prior to its Maturity Date upon the death of the owner of such Note.

SURVIVOR’S OPTION BLACKOUT PERIOD: The term “Survivor’s Option Blackout Period” means, where applicable, the period, commencing on the Issue Date of any Note and ending on the date specified in Section 3.02 or in any Issuance Order or supplemental indenture applicable to a series, or Tranche within a series, of Notes, within which a Survivor’s Option may not be exercised with respect to a Note of the applicable series or Tranche.

TRANCHE: The term “Tranche” means all Notes of a series bearing the same terms, including the same Settlement Date, Maturity Date, interest rate, Interest Payment Dates, Redemption Date, if any and Survivor’s Option provision, if any.

TREASURY RATE: The term “Treasury Rate” shall mean:

(1) the Bond Equivalent Yield of the rate reported for the second Business Day preceding the applicable Interest Reset Date for “Treasury bills (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15 Daily Update on the Interest Reset Date or if not published on such date then as published on a Business Day which is closest to, but not more than four (4) Business Days subsequent to, the Interest Reset Date, or

(2) if H.15 Daily Update is not published on the Interest Reset Date or on any of the four (4) Business Days immediately following the Interest Reset Date, the Bond Equivalent Yield of the daily rate reported for the second Business Day preceding the applicable Interest Reset Date for “Treasury bills (secondary market)” having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as published in the Federal Reserve Statistical Release H.15(519) on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five (5) Business Days subsequent to, the Interest Reset Date, or

(3) if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate from the auction most recently preceding the Interest Reset Date of direct obligations of the United States having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as reported under the caption “INVESTMENT RATE” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service or page 57 or any other page as may replace page 57 on that service, or

(4) if the rate referred to in clause (3) is not published on the related Interest Reset Date or on any of the five (5) Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date, as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates (on that date) of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the Company, for the issue of direct obligations of the United States (“Treasury Bills”) with a remaining maturity closest to the Index Maturity specified in the applicable Issuance Order, or

(5) if the dealers selected by the Company are not quoting as mentioned in clause (4), the Treasury Rate already in effect on the day preceding the Interest Reset Date, or in the case of the first Interest Reset Date the initial interest rate set forth in the applicable Issuance Order minus the Spread, if any.

TRUST INDENTURE ACT OF 1939: The term “Trust Indenture Act of 1939” shall mean the Trust Indenture Act of 1939, as amended.

U.S. DOLLAR: The term “U.S. Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

ZERO-COUPON NOTES: The term “Zero-Coupon Notes” shall mean any Discount Notes on which no interest is to be paid to the Holder prior to the date on which the principal of such Note is payable.

SECTION 1.02 NOTICE TO NOTEHOLDERS. Except as otherwise expressly provided herein, where this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given if in writing and mailed, first class, postage prepaid, to each holder at such holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date prescribed for such notice.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Note shall affect the sufficiency of such notice with respect to other holders of Notes.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

ARTICLE TWO

EXECUTION, ISSUE AND EXCHANGE OF NOTES.

SECTION 2.01 AMOUNT UNLIMITED; ISSUABLE IN SERIES AND TRANCHES.

Upon the execution of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount authorized by or pursuant to a Board Resolution, to be delivered to the Trustee, may be executed and delivered by the Company. Notes will be delivered to the Trustee for authentication, after execution by the Company, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, as provided in an Issuance Order, without any further action by the Company, but subject to the provisions of Section 2.06.

The Notes may be issued in one or more series, and, within each series, in one or more Tranches. The aggregate principal amount of Notes of all series which may be authenticated and delivered and outstanding under this Indenture is not limited. The Notes of a particular series may be issued up to the aggregate principal amount of Notes for such series from time to time authorized by or pursuant to a Company Order or a supplemental indenture; provided that the aggregate principal of Notes Outstanding shall not exceed the amount authorized from time to time by Board Resolution. Unless otherwise specified in a Company Order or a supplemental indenture, the aggregate principal amount of Notes of a Tranche within a series which may be authenticated and delivered and outstanding under this Indenture is not limited; provided that the aggregate principal of outstanding Notes of such series shall not exceed the amount authorized from time to time for such series.

There shall be established and set forth, or determined in the manner provided, in one or more Issuance Orders or supplemental indentures, prior to the issuance of Notes of a series (or, in the case of a series with multiple Tranches, prior to the issuance of Notes of the applicable Tranche):

(1) the designation of the series of the Notes (which shall distinguish the Notes of such series from all other Notes);

(2) any limit upon the aggregate principal amount of the Notes of the series, or of any Tranche within the series, which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series or Tranche pursuant to Section 2.07, 2.08, 3.01 or 10.04);

(3) the date or dates on which the principal of the Notes of the series, or Tranche within the series, is payable (which date shall not be less than twelve months from the Issue Date of the applicable Notes);

(4) the rate at which Notes of the series, or Tranche within the series, shall bear interest, if any, the Interest Payment Dates on which such interest shall be payable (if other than those specified in Section 4.01), the date from which interest shall accrue on such Notes (if other than the Issue Date) and the Regular Record Date for the determination of holders of such Notes to whom interest is payable on any Interest Payment Date (if other than the Regular Record Date specified in Section 4.01);

(5) if applicable, the place or places (in addition to such place or places specified in this Indenture) where the principal of and interest, if any, on Notes of the series, or Tranche within the series, shall be payable;

(6) the right, if any, of the Company to redeem Notes, in whole or in part, at its option or upon the occurrence of a Determination of Tax Event and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series, or Tranche within the series, may be redeemed pursuant to any sinking fund or otherwise;

(7) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series, or Tranche within the series, pursuant to any mandatory redemption sinking fund or analogous provisions or at the option of a holder thereof pursuant to the Survivor’s Option (and, if a purchase obligation upon exercise of a Survivor’s Option is provided for, (i) if the Survivor’s Option Blackout Period is different for Notes of such series, or Tranche within the series, than the Survivor’s Option Blackout Period specified in Section 3.02, the applicable Survivor’s Option Blackout Period, if any, (ii) any Annual Put Limitation established in accordance with Section 3.02, and (iii) any Individual Put Limitation established in accordance with Section 3.02), and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series, or Tranche within the series, shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8) the denominations in which Notes of the series, or Tranche within the series, shall be issuable, if other than $1,000 and integral multiples of $1,000;

(9) if other than 100% of the principal amount, the portion of the principal amount of Notes of the series, or Tranche within the series, which shall be payable upon declaration of acceleration of the maturity thereof or which the Trustee shall be entitled to claim pursuant to Section 6.02;

(10) if the Notes of the series, or Tranche within the series, shall be issued in whole or in part in the form of one or more Global Notes, the Depositary for such Note or Notes;

(11) if any Global Notes of the series, or Tranche within the series, are to be issuable initially in temporary form;

(12) if beneficial owners of interests in any definitive Global Notes may exchange such interests for Notes of such series and Tranche of any authorized form and denomination, the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 2.07;

(13) limitations, if any, on the provisions for the defeasance or covenant defeasance of the Notes of the series, or Tranche within the series, and any additional terms, provisions, conditions or covenants under this Indenture that may be subject to covenant defeasance in the case of Notes of such series or Tranche;

(14) if the Notes of such series, or Tranche within the series, are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such series or Tranche) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(15) if any Notes of such series, or Tranche within the series, are to be issuable in certificated form;

(16) any trustees, depositories, authenticating or paying agents, registrars or any other agents with respect to the Notes of such series, or Tranche within the series, if different from those specified in this Indenture;

(17) whether Additional Amounts, if any, shall be payable by the Company with respect to the Notes of such series, or Tranche within the series;

(18) if other than the period specified in Section 3.01, the period prior to a Redemption Date within which the Trustee must give notice to the Holders of Notes of such series, or Tranche within the series, selected for redemption regarding such selection and Redemption Date;

(19) if any Notes of such series, or Tranche within the series, are or is to be issued as Linked Notes, any formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on such Notes;

(20) if any Notes of such series, or Tranche within the series, are or is to be issued as Linked Notes, the security or securities, currency or currencies, commodity or commodities, index or indices, or other instrument(s), financial, economic or other measure(s), event(s) or circumstance(s) or basket(s) by reference to which principal or premium, if any, and interest, if any, on such Notes will be determined;

(21) if any Notes of such series, or Tranche within the series, are or is to be issued as Linked Notes, whether payment when due will be by cash settlement or by physical settlement by delivery of property to which the payment is linked, or whether the manner of settlement will be determined at the option of the Company or at the option of the Holder;

(22) if any Notes of such series, or Tranche within the series, are or is to be issued as Linked Notes, whether such Notes are exchangeable for securities of an issuer other than the Company, and, if so, the circumstances upon which such exchange may occur and whether any such exchange will be determined at the option of the Company or at the option of the Holder;

(23) if any Notes of such series, or Tranche within the series, are or is to be issued as Amortizing Notes, the formula pursuant to which the combined principal, premium (if any) and interest, if applicable, payable on each payment date will be determined and the applicable payment dates, or the specific amortization schedule applicable to such Notes;

(24) if any Notes of such series, or Tranche within the series, are or is to be issued as Floating Rate/Fixed Rate Notes, the date as of which such Notes will commence bearing interest at a fixed rate, and the applicable fixed rate or method for determining such fixed rate; and

(25) any other terms of the series, or Tranche within the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Notes of any one series (or in the case of a series with more than one Tranche, of any Tranche within the series) shall be substantially identical except (i) as to denomination and (ii) as may otherwise be set forth in such Issuance Order or in any such indenture supplemental hereto.

SECTION 2.02 FORM OF NOTES.

The Notes shall be in the forms referred to in Section 2.06, in connection with Global Notes, or, with respect to Global Notes or Notes in certificated form, in such other forms as may be approved by or pursuant to a Company Order or supplemental indenture hereto. Interest on the Notes (other than Zero-Coupon Notes) shall be payable as set forth in Section 4.01 and, if applicable, Section 4.06 and as set forth in the forms approved from time to time by or pursuant to a Company Order or a supplemental indenture hereto. Such forms may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

The Notes of any series, or Tranche within a series, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes by manual or facsimile signature.

SECTION 2.03 DENOMINATIONS; RECORD DATE.

Unless otherwise specified in an Issuance Order or supplemental indenture, the Notes of each series, or Tranche within a series, shall be issuable in book-entry form (“Book-Entry Notes”) and represented by one or more Global Notes in registered form without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

The term “Regular Record Date” as used with respect to an Interest Payment Date (except a date for payment of defaulted interest) shall mean such day or days as shall be specified in the terms of the Notes of any particular series, or Tranche within a series, as contemplated by Section 2.01.

The person in whose name any Note is registered at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding Notes are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Notes of the series, or Tranche within the series, in default not less than fifteen days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest.

Global Notes will be denominated in principal amounts not in excess of $500,000,000 (or such higher amount as may be permitted, or lower amount as may be required, by the Depositary). If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or such higher amount as may be permitted, or lower amount as may be required, by the Depositary) would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 (or such higher amount as may be permitted, or lower amount as may be required, by the Depositary) principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

SECTION 2.04 EXECUTION AND DELIVERY OF NOTES.

The Notes shall be signed on behalf of the Company by an Authorized Officer, under its corporate seal. Such signature may be the manual or facsimile signature of the present or any future such officer. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbelow recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate upon any Note shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or the Company or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

Within five days after the execution and delivery of this Indenture, but no later than the date of first issuance of Notes hereunder, the Company shall deliver to the Trustee an Officer’s Certificate as to the incumbency and specimen signatures of Authorized Officers, who shall be authorized to execute Notes and to give Company Orders under this Indenture and, as long as Notes are outstanding under this Indenture, shall deliver a similar Officer’s Certificate within five days after any change in the officers so authorized. The Trustee may conclusively rely on the documents delivered pursuant to this Section and Sections 2.01, 2.02 and 2.06 hereof (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Notes delivered hereunder, the legality, binding effect and enforceability thereof and the form and terms thereof, and as to the authority of the instructing officers referred to in this Section so to act.

SECTION 2.05 FORM OF CERTIFICATE OF AUTHENTICATION.

The certificate of authentication as to Notes of any series shall be in substantially the following form:

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Notes described in the within-mentioned Indenture.

The Bank of New York Mellon
Trust Company, N.A., as Trustee

Date:	By:
Authorized Officer

SECTION 2.06 AUTHENTICATION AND DELIVERY OF NOTES.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver certificated Notes or global Notes, without interest coupons (“Global Notes”) of any series executed by the Company to the Trustee for authentication by the Trustee together with an Issuance Order for the authentication and delivery of such Notes, and the Trustee shall authenticate and deliver such Notes in accordance with such Issuance Order. A Company Order may specify that written instructions to the Trustee as to the authentication and delivery of Notes may be given on behalf of the Company by any person designated in such Company Order, and the Trustee may conclusively rely on any such instructions as if given by the Company until such authorization is expressly revoked by a subsequent Company Order. The Company Order may specify such other procedures as shall be acceptable to the Trustee for the authentication and delivery from time to time of Notes of a series that constitutes a Periodic Offering. If the form or terms of the Notes of the series, or Tranche within the series, have been established by or pursuant to one or more Board Resolutions or Issuance Orders as permitted by Sections 2.01 and 2.02, in authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be given, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) that such form has been established in conformity with the provisions of this Indenture;

(2) that such terms have been, or in the case of Notes of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Notes of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel;

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4) that all material conditions precedent in respect of the execution and delivery by the Company of such securities have been complied with.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the terms of such Notes are not administratively acceptable to the Trustee.

Notwithstanding any contrary provisions of Section 2.01 or 2.02 or this Section 2.06, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Opinion of Counsel otherwise required upon the authentication of each Note of such series if such Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Note of such series to be issued.

With respect to Notes of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02 and this Section, as applicable, in connection with the first authentication of Notes of such series.

Each Note shall be dated the date of its authentication.

Subject to the provisions of Section 2.03, all Book-Entry Notes of the same series and Tranche will be represented by one or more Global Notes, which shall be substantially in the form of Exhibit A-1 hereto, in the case of Fixed Rate Notes, substantially in the form of Exhibit A-2 hereto, in the case of Floating Rate Notes or Floating Rate/Fixed Rate Notes and substantially in the form of Exhibit A-3 hereto, in the case of Linked Notes. Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an Issue Date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the Settlement Date for the Book-Entry Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note. No Global Note shall represent any Note in certificated form.

Each Global Note, subject to the provisions of Section 2.03, (i) shall represent and shall be denominated in an authorized aggregate amount equal to the aggregate principal amount of the Book-Entry Notes outstanding of such series and Tranche represented thereby, (ii) shall be registered in the name of the Depositary for such Notes in global form or the nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary’s instruction and (iv) if the Depositary is The Depository Trust Company, shall bear a legend substantially to the following effect:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Each Depositary designated for a Global Note must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation. At all reasonable times, Global Notes will be made available by the Depositary or its custodian for inspection by the Company.

SECTION 2.07 EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES. Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for the individual Notes represented thereby, in definitive form, a Global Note may not be transferred except as a whole by the Depositary for such series, or the applicable Tranche of such series, to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or Tranche or a nominee of such successor Depositary.

If at any time the Depositary of a series or Tranche notifies the Company that it is unwilling or unable to continue as Depositary for the Book-Entry Notes of such series or Tranche or if at any time the Depositary for the Book-Entry Notes of such series or Tranche shall no longer be eligible under Section 2.06, the Company, by Company Order, shall appoint a successor Depositary with respect to the Notes of such series or Tranche. If a successor Depositary for the Notes of such series or Tranche is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, authenticate and deliver Notes of such series or Tranche in definitive form in an aggregate principal amount and like terms and tenor equal to the principal amount of the Book-Entry Note or Notes in global form representing such series or Tranche in exchange for such Book-Entry Note or Notes in global form.

The Company may at any time and in its sole discretion determine that individual Book-Entry Notes of any series or Tranche issued in global form shall no longer be represented by a Global Note. In such event the Company will execute, authenticate and deliver individual certificated Notes of such series or Tranche in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Note representing such series or Tranche in exchange for such Global Note.

If specified by the Company with respect to a series or Tranche of Book-Entry Notes, the Depositary for such series or Tranche of Notes may surrender the Global Note for such series or Tranche of Notes in exchange in whole or in part for individual Notes of such series or Tranche in definitive form and of like terms and tenor on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

(a) to the Depositary or to each person specified by such Depositary a new individual Note or Notes of the same series and Tranche, of authorized denominations, in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the Global Note; and

(b) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the individual Notes delivered to holders thereof.

Upon the exchange of a Global Note for Notes in definitive form, such Global Note shall be cancelled by the Trustee in its customary manner. Certificated Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee in writing. The Company shall deliver such Certificated Notes to the persons in whose names such Notes are so registered or to the Depositary.

The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of like Tranche and aggregate principal amount.

At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series, of any authorized denominations and of like Tranche and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.01 or 10.04 not involving any transfer.

If the Notes of any series (or of any series and specified Tranche) are to be redeemed, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes of that series (or of that series and Tranche, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The beneficial owner of a Book-Entry Note (or one or more indirect Participants in the Depositary designated by such owner) will designate one or more Participants in the Depositary to act as agent or agents for such owner in connection with the book-entry system maintained by the Depositary, and the Depositary will record in book-entry form, in accordance with instructions provided by such participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in the Depositary. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Transfers of a Book-Entry Note will be accomplished by book entries made by the Depositary and, in turn, by Participants (and in certain cases, one or more indirect participants in the Depositary) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

SECTION 2.08 MUTILATED, DEFACED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and such Note shall be delivered to the Trustee or satisfactory evidence of the destruction, loss, or theft thereof (together with the security and indemnity hereinafter referred to and such other documents or proof required by the Company or the Trustee), shall be delivered to the Company and the Trustee, then the Company shall execute and the Trustee shall authenticate and deliver, in lieu of or in exchange for such Note, a new Note bearing a number not contemporaneously outstanding of the same series, form, Settlement Date, interest rate, denomination, Maturity Date and Interest Payment Dates. In the case of any mutilated, defaced, destroyed, lost or stolen Note, an indemnity satisfactory to the Company and the Trustee may be required of the holder of such Note before a replacement Note will be issued. All expenses (including taxes and governmental charges and the fees and expenses of the Trustee) associated with obtaining such indemnity and in issuing the new Note shall be borne by the holder of the Note so mutilated, defaced, destroyed, lost or stolen.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become or is about to become due and payable in full, the Company, in its discretion, instead of issuing a new Note may pay such Note on the date such Note is due and payable.

Every substituted Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen shall, with respect to such Note, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.09 CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer, or exchange, as the case may be, shall, if surrendered to the Trustee, be cancelled and disposed of by it in accordance with its customary procedures and a certificate of disposition delivered to the Company, or shall, if surrendered to any Paying Agent, be delivered to the Trustee and promptly cancelled and disposed of by the Trustee and a certificate of disposition delivered to the Company, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.

SECTION 2.10 CUSIP NUMBERS. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION OF NOTES; SURVIVOR’S OPTION

SECTION 3.01 REDEMPTION OF NOTES; APPLICABILITY OF SECTION. Redemption of Notes of any series, or Tranche within a series, as permitted or required by the terms thereof shall be made in accordance with such terms and this Section; provided, however, that if any provision of any series or Tranche of Notes shall conflict with any provision of this Section, the provision of such series or Tranche of Notes shall govern.

The Company shall, at least five (5) Business Days prior (or any shorter period which the parties hereto may agree in writing) to the latest date on which notice of redemption may be given by the Trustee, in accordance with provisions of the next paragraph, for the redemption of Notes of the applicable series or Tranche on the redemption date specified in such notice from the Company (a “Redemption Date”), give written notice to the Trustee that the Notes of such series or Tranche will be redeemed on the applicable Redemption Date. In the case of a partial redemption, if allowable, such notice shall state the aggregate principal amount of Notes to be redeemed. Otherwise, such notice shall state that the entire principal amount of Notes of the series or Tranche to be redeemed at the time outstanding shall be redeemed. In each case, such notice shall state the provision of the terms of such Notes under which such redemption is made, that the conditions precedent, if any, to such redemption have occurred, shall describe the same and shall state the applicable redemption price. The Company shall deliver to the Trustee any certificate or notice required to be so delivered by the terms of the Notes to be redeemed. Notice given hereunder shall, except in the case of a conditional notice of redemption described below or as otherwise provided by the terms of the Notes to be redeemed, be irrevocable. Unless otherwise specified in the applicable Issuance Order or supplemental indenture, any notice of an optional redemption by the Company or of a redemption by the Company upon a Determination of Tax Event may state that the redemption to be effected is conditioned upon the receipt by the Trustee on or prior to the applicable Redemption Date of moneys sufficient to pay the principal of and interest on the Notes to be redeemed and that if such moneys are not so received such notice shall be of no force or effect and such Notes shall not be required to be redeemed. In the event that such notice of redemption contains such a condition and moneys sufficient to pay the principal of and interest on the applicable Notes are not on deposit with the Trustee on the applicable Redemption Date, the redemption shall not be made and the Trustee shall within five Business Days thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received and that such redemption has been cancelled.

Upon receipt of notice from the Company that the Notes of a series or Tranche will be redeemed, the Trustee shall cause notice of such redemption to be given not less than 30 days nor more than 60 days (or within any other period specified for such series or Tranche of Notes in the applicable Issuance Order or supplemental indenture) prior to the applicable Redemption Date in the manner provided in Section 1.02. Such notice shall specify the date fixed for redemption and the applicable redemption price, the Place of Payment, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue and, if less than all the Notes of a given series or Tranche are to be redeemed, the identification and, in the case of partial redemptions, the principal amounts of the particular Notes to be redeemed. In the case of a redemption pursuant to any provisions of the terms of Notes specifying conditions precedent to redemption of the Notes of such series, such notice shall also state that the Company has advised the Trustee that the conditions precedent to such redemption have occurred and shall describe them, provided that in the case of a conditional redemption notice described in the preceding paragraph, such notice shall state that such redemption is subject to the receipt by the Trustee on or prior to the applicable Redemption Date of moneys sufficient to pay the redemption price of the Notes. In the case of a partial redemption (if allowable) pursuant to the terms of the

Notes to be redeemed, such notice shall indicate the serial numbers of the Notes to be redeemed (which shall be selected by the Trustee by lot or in such other manner as it shall deem appropriate and fair and which may provide for the selection for redemption of a portion of the principal amount of any Note; provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note). Otherwise, such notice shall state that the entire principal amount of the Notes of the series or Tranche to be redeemed at the time outstanding shall be redeemed.

The Trustee shall promptly send a copy of the notice of redemption issued pursuant to this Section 3.01 to the Company, each other Paying Agent, and the Depositary.

SECTION 3.02 SURVIVOR’S OPTION. If so specified in any Issuance Order applicable to a Note, the Representative (as defined below) of the beneficial owner of such Note shall have the option to elect repayment of such Note (or a portion thereof) in the event of the death of the beneficial owner of such Note, subject however to any Survivor’s Option Blackout Period.

Pursuant to exercise of the Survivor’s Option, the Company shall repay any Note (or portion thereof) properly tendered to the Trustee for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased owner of the beneficial interest in such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment (or at a price equal to the Amortized Face Amount for Discount Notes and Zero-Coupon Notes on the date of such repayment), subject to the following limitations. The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to one percent (1%) of the outstanding principal amount of the Notes subject to the Survivor’s Option as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in such Notes (the “Individual Put Limitation”). Moreover, the Company shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000 or that are not integral multiples of $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000. The Survivor’s Option shall not be exercisable during a Survivor’s Option Blackout Period that, unless otherwise provided in an Issuance Order or supplemental indenture applicable to the Note, shall end on the first anniversary of the date of issuance of a Note. Any Note (or portion thereof) tendered pursuant to exercise of the Survivor’s Option may not be withdrawn unless the Note (or portion thereof) is not accepted on account of the Annual Put Limitation or the Individual Put Limitation.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid no later than the first Interest Payment Date for such Note that occurs 20 or more calendar days after the date of such acceptance or, in the case of Zero-Coupon Notes, as set forth in the applicable Issuance Order or supplemental indenture. Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the Representative for the deceased owner. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the Representative who tendered such Note for repayment, at the address identified by the Representative in connection with such tender, or in the case of a tender by a Representative that has not made such Representative’s mailing address known to the Trustee, to the registered holder of the applicable Note at its last known address as indicated in the Note Register, or in the case of Notes represented by a Global Note, to the broker or other entity through which the beneficial interest in the Note is held by the deceased owner, which notice states the reason such Note (or portion thereof) has not been accepted for payment. The Representative may withdraw the tender of a Note (but only with respect to any portion of such Note that was not paid because of the application of the Annual Put Limitation or the Individual Put Limitation) prior to the earlier of (i) the date that is 90 days from the date of delivery by the Trustee of the foregoing notice of non-acceptance of the tender of a Note (or any portion thereof) or (ii) the Regular Record Date for the next scheduled Interest Payment Date, if any, on the Note.

Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.

(the “NASD”) or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee and the Company that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in such Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in such Note. All questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee and the Company. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

For Notes represented by a Global Note, the Depositary or its nominee shall be the holder of such Note and therefore shall be the only entity (either directly or through its Participants) that can exercise the Survivor’s Option for such Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (A) the documents received from the Representative referred to in clause (i) of the preceding sentence, (B) a certificate or letter satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner, (C) a detailed description of the Note, including CUSIP number, coupon rate, if any, and Maturity Date, (D) the deceased’s social security number and (E) a written request for repayment signed by such broker or other entity. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

SECTION 3.03 REDEMPTION FOR TAX REASONS. If so specified in any Issuance Order applicable to a series, or Tranche within a series, of Notes, the Notes of such series or Tranche may be redeemed, as a whole but not in part, at the option of the Company at any time, upon notice to the Trustee and the holders of the Notes in accordance with the provisions of Section 3.01 at a redemption price equal to 100% of the principal amount (or Amortized Face Amount in the case of a Discount Note) of the Notes to be redeemed together with accrued interest thereon to the Redemption Date, upon the occurrence of a Determination of Tax Event.

For purposes of this Section 3.03, a “Determination of Tax Event” shall mean (i) the delivery to the Company of a written opinion of independent legal counsel of recognized standing, to the effect that as a result of a Tax Event the Company has become obligated to pay Additional Amounts and (ii) the delivery to the Trustee of an Officer’s Certificate stating that the Company, in its business judgment, has determined that such obligation cannot be avoided by the use of reasonable measures available to the Company, not including assignment of the Notes.

For purposes of this Section 3.03, a “Tax Event” shall mean the occurrence of any of the following:

•

any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision affecting taxation, which becomes effective after the Issue Date of the first Note of the applicable series or Tranche of Notes;

•

any change in or amendment to the official application or interpretation of the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision affecting taxation, which change, amendment, application or interpretation is announced or becomes effective after the Issue Date of the first Note of the applicable series or Tranche of Notes; or

•

any action taken by any taxing authority of the United States or any political subdivision affecting taxation which action is taken or becomes generally known after the Issue Date of the first Note of the applicable series or Tranche of Notes, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company or the Notes.

ARTICLE FOUR

PAYMENT AND PAYING AGENTS.

SECTION 4.01 PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT OF ADDITIONAL AMOUNTS. The Company will duly and punctually pay or cause to be paid the principal of and interest, if any, on each of the Notes at the place, at the respective times and in the manner provided in the terms of the Notes and in this Indenture. If so specified in any Issuance Order applicable to a series, or Tranche within a series, of Notes, the Company will duly and punctually pay or cause to be paid the Additional Amounts, if any, on each of the Notes at the place, at the respective times and in the manner provided in the terms of the Notes and in this Indenture.

Each Note will bear interest from and including its Issue Date (or from such other date as may be specified in an Issuance Order or supplemental indenture hereto) at the rate per annum set forth in such Note and until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Issuance Order or supplemental indenture, interest on each Fixed Rate Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date as set forth in such Note and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to Maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Unless otherwise specified in a Note, any interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable Issuance Order or supplemental indenture, the following terms in this paragraph shall apply to each Fixed Rate Note. The Interest Payment Dates for a Fixed Rate Note that provides for monthly interest payments shall be the fifteenth day of each calendar month commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Fixed Rate Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Fixed Rate Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Fixed Rate Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of each twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

Unless otherwise specified in the applicable Issuance Order, the Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

In addition to applicable provisions of this Section 4.01, the payment of interest on Floating Rate Notes shall be subject to the provisions of Section 4.06. In the case of any conflict or inconsistency between the provisions of Section 4.06 and the provisions of this Section 4.01, the provisions of Section 4.06 shall govern with respect to Floating Rate Notes.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date, Redemption Date, repayment date or Maturity Date, as the case may be.

Promptly after each Regular Record Date with respect to Global Notes, the Trustee will deliver to the Company and the Depositary a written notice specifying by CUSIP number the amount of interest (to the extent then ascertainable) to be paid on each Global Note (other than on an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary in accordance with procedures agreed to by the Depositary, such total amount of interest due. All interest payments on a certificated Note (other than interest due at Maturity) will be made by electronic transfer or by check and mailed by the Company to the person entitled thereto as listed on the Note Register.

All interest payments on Book-Entry Notes will be paid by the Trustee to the Depositary in accordance with existing arrangements between the Trustee and the Depositary. Thereafter, on each Interest Payment Date, the Depositary will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by the Depositary. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by the Depositary of the principal of or interest on, the Book-Entry Notes to such Participants. On or about the first Business Day of each month, the Trustee will deliver to the Company and the Depositary a written list of principal and interest (to the extent then ascertainable) to be paid on each Global Note representing Book-Entry Notes maturing in the following month. The Trustee, the Company and the Depositary will confirm the amounts of such principal and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depositary, the principal amount of such Global Note, together with interest due on such Maturity Date.

Promptly after payment to the Depositary of the principal and interest due on the final Maturity Date of such Global Note, the Trustee will cancel and dispose of such Global Note in accordance with Section 2.09 and deliver a certificate of disposition to the Company. Promptly after payment to the Holder of the principal and interest due on the final Maturity Date of any certificated Note, the Trustee will cancel and dispose of such Note in accordance with Section 2.09 and deliver a certificate of disposition to the Company. Payment by the Trustee of (i) the principal and interest or Amortized Face Amount due on any Note on the final Maturity Date of such Note, or (ii) the principal due on the Redemption Date or repayment date or upon acceleration of any portion of a certificated Note, together with interest, if any, due on such principal, shall be made upon presentation and surrender of such Note by the Holder to the Paying Agent. In the case of any certificated Note surrendered for payment of less than the entire principal amount of such Note, the Trustee shall make a notation on such Note of the principal or Amortized Face Amount of such Note paid on the applicable date on such Note, or the Company shall issue in exchange for such surrendered Note, and the Trustee shall authenticate, a replacement Note in a principal amount equal to the principal amount remaining unpaid after the applicable payment, and the annotated or replacement Note, as applicable, shall be delivered by the Trustee to the Holder thereof. Payment by the Trustee of the principal due on any Global Note at Maturity (other than principal due on the final Maturity Date of such Note) or on the Redemption Date or repayment date of less than the entire principal amount of a Global Note, shall be made by the Trustee in accordance with existing arrangements between the Trustee and the Depositary with respect to the notation of the reduction in the outstanding principal amount of any Global Note or the exchange of such Global Note for a replacement Global Note reflecting such reduced outstanding principal amount.

The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in the Depositary or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

If the Company issues a series, or a Tranche within a series, of Notes outside of the United States, and the Issuance Order or supplemental indenture with respect to such series or Tranche of Notes so provides, the Company will pay to the Holder of any Note of such series or Tranche who is a Non-United States Person such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment in respect of the principal or interest, if any, on such Note, after deduction or withholding by the Company or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein (collectively, “Taxes”), will not be less than the amount provided for in the Note to be then due and payable before any such deduction or withholding for or on account of any such Taxes; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any Taxes which would not have been so imposed but for:

•

the existence of any present or former connection between the Holder (or a fiduciary, settlor, beneficiary, member, or shareholder of, or holder of a power over, the Holder, if the Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, the

Holder (or the fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident being or having been engaged in a trade or business or being or having been present or having or having had a permanent establishment in the United States; or

•

the Holder’s present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States Federal income tax purposes or corporation which accumulates earnings to avoid United States Federal income tax;

(b) any Taxes which would not have been so imposed but for the presentation by the Holder of the Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar Taxes;

(d) any Taxes which are payable otherwise than by withholding from payments in respect of principal of or interest, if any, on any Note;

(e) any Taxes imposed on interest received by a Holder or beneficial owner of a Note who actually or constructively owns 10% or more of the total combined voting power of all of the Company’s classes of stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended;

(f) any Taxes imposed as a result of the failure to comply with:

•

certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Note, if compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such Taxes (including backup withholding); or

•

any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such Taxes;

(g) any Taxes required to be withheld by any Paying Agent from any payment of the principal of or interest, if any, on any Note, if such payment can be made without such withholding by at least one other Paying Agent; or

(h) any combination of items (a), (b), (c), (d), (e), (f) or (g),

nor will such Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a settlor or beneficiary with respect to the fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

For purposes of the definition of, and the Company’s obligation to pay, Additional Amounts, the term “United States” means the United States of America (including the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

If the Notes of a series or Tranche provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series or Tranche of Notes and at least 10 days prior to each date of payment of principal of or interest on the Notes of that series or Tranche if there has been a change with respect to the matters set forth in the below-mentioned Company Order, the Company shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, a Company Order instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Notes of that series or Tranche shall be made to holders of the Notes of that series or Tranche without withholding or deduction for or on account of any Taxes. If any such withholding or deduction shall be required, then such Company Order shall specify by country the amount, if any, required to be withheld or deducted on such payments to such holders and shall certify the fact that Additional Amounts will be payable and the amounts so payable to each holder, and the Company shall pay to the Trustee or such Paying Agent the Additional Amounts required to be paid by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Company Order furnished pursuant to this Section.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any interest or any other amounts on, or in respect of, any Note of any series or Tranche, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series or Tranche established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 4.02 PAYING AGENTS. The Company shall maintain one or more Paying Agents for the payment of the principal of and interest, if any, on the Notes of each series, or Tranche within a series, as provided in the terms of the Notes of such series or Tranche. The Company agrees to keep the Trustee advised of the name and location of each Paying Agent if such Paying Agent is not the Trustee. The Paying Agents shall arrange for the payment, from funds furnished by the Company pursuant to this Indenture, of the principal and interest with respect to the Notes. In case the Company shall fail to maintain any such paying agency for the Notes, or shall fail to give the Trustee notice of the name or location thereof or of any change in the name or location thereof, such paying agency shall be located at the Corporate Trust Office.

The Company hereby initially appoints the Trustee as the Company’s Paying Agent for the Notes (the “Paying Agent,” which term shall include any successor as Paying Agent for the Notes). The Company reserves the right, subject to the terms of the Notes of any series, or Tranche within a series, to terminate any such appointment at any time as to such series or Tranche and to appoint any other Paying Agents in respect of the Notes of such series or Tranche in such places as it may deem appropriate.

SECTION 4.03 PROVISIONS AS TO PAYING AGENTS. (a) Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes of any series or Tranche within a series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section:

(1) that it will hold sums held by it as such agent for the payment of the principal of and interest, if any, on the Notes of such series or Tranche (whether such sums have been paid to it by the Company or by any other obligor on the Notes of such series or Tranche) in trust for the benefit of the holders of the Notes of such series or Tranche entitled thereto, and will notify the Trustee of the receipt of sums to be so held,

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes of such series or Tranche) to make any payment of the principal of or interest, if any, on the Notes of such series or Tranche when the same shall be due and payable, and

(3) that during the continuance of any failure by the Company (or any other obligor upon the Notes of that series or Tranche) to make any payment in respect of the Notes of that series or Tranche, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series or Tranche.

(b) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series, or Tranche(s) within a series, of Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series or Tranche(s) by it or any Paying Agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(c) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 13.03 and 13.04.

(d) If the Company shall at any time act as its own Paying Agent with respect to any series or Tranche of Notes, it will, on or before each due date of the principal of or any interest on any of the Notes of that series or Tranche, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(e) Whenever the Company shall have one or more Paying Agents for any series of Notes or Tranche(s) within a series of Notes, it will, on or prior to each due date of the principal of or interest on any Notes of that series or Tranche, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

SECTION 4.04 OFFICES FOR NOTICES, ETC. As long as any of the Notes remain outstanding, the Company will designate and maintain an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served, other than demands for payment. The Company will give to the Trustee notice of the name and location of each such office or agency and of any change in the name or location thereof. In case the Company shall fail to maintain any such office or agency, or shall fail to give such notice of the name or location or of any change in the name or location thereof, such notices and demands may be served at the Corporate Trust Office.

The Company hereby initially designates the Corporate Trust Office as the office of the Company where the Notes may be presented for registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served.

SECTION 4.05 SUBORDINATED DEBT SECURITY GUARANTEE. Amounts payable by the Company on the Notes or under this Indenture shall be irrevocably and unconditionally guaranteed by the Guarantor as provided in the Subordinated Debt Security Guarantee; provided that any Notes issued subsequent to the receipt by the Trustee of notice from the Guarantor in accordance with the Subordinated Debt Security Guarantee that the Subordinated Debt Security Guarantee has been terminated with respect to subsequently-issued Notes shall not be guaranteed by the Subordinated Debt Security Guarantee.

SECTION 4.06 INTEREST ON FLOATING RATE NOTES. (a) Interest Rate Basis. Unless otherwise set forth in the applicable Issuance Order, the Interest Rate Basis for a series or Tranche of Floating Rate Notes shall be one of the following: the CD Rate, the CP Rate, the CMT Rate, the CPI Adjustment Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate.

(b) Interest Accrual and Payments. Interest on Floating Rate Notes will be payable in arrears on each Interest Payment Date and at Maturity. The dates specified in the applicable Issuance Order shall be the dates on which interest will be payable on Floating Rate Notes. If any Interest Payment Date on Floating Rate Notes, other than an Interest Payment Date at Maturity, is a day that is not a Business Day (or in the case of a Note having LIBOR as an Interest Rate Basis (as defined below) (a “LIBOR note”), a day that is not a London Business Day, as defined below), the Interest Payment Date will be postponed to the next succeeding day that is a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day) and, unless otherwise specified in the applicable Issuance Order, interest shall continue to accrue until paid or made available for payment. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day), the Company will make the required payment of principal and interest on the next succeeding Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day); however, no additional interest on such payment will accrue for the period from and after the date of Maturity. However, in the case of a LIBOR note only, if an Interest Payment Date or payment at Maturity falls on a date that is not a London Business Day and the next London Business Day falls in the next calendar month, the payment date will be the immediately preceding day which is a London Business Day.

Interest payments on each $1,000 principal amount of Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment, or from and including the applicable Issue Date if no interest has been paid or made available for payment, to but excluding the related Interest Payment Date or date of Maturity, as the case may be.

With respect to each $1,000 principal amount of Floating Rate Notes, accrued interest is calculated by multiplying the principal amount by the applicable interest rate per annum, then prorating that product by the applicable Day Count Convention specified in the applicable Issuance Order. For example, in the case of Treasury Rate notes, if the applicable Day Count Convention is specified as “Actual/365 (Fixed),” then the product obtained by multiplying the principal amount by the applicable interest rate per annum would be multiplied, in turn, by the actual number of days in the applicable Interest Reset Period (as defined below) and then divided by 365. Unless otherwise specified in the applicable Issuance Order, the applicable Day Count Convention, as defined below, for Treasury Rate Floating Rate Notes will be “Actual/365 (Fixed)”, for CP Rate, Federal Funds Rate, LIBOR and Prime Rate Floating Rate Notes will be “Actual/360”, for CD Rate and CMT Rate Floating Rate Notes will be “Actual/Actual (Historical)” and for CPI Adjustment Rate Floating Rate Notes will be “30/360.”

Unless a different definition is specified in a particular Issuance Order, the following “Day Count Conventions” shall have the following meanings:

(i)	“Actual/365 (Fixed)” means the actual number of days in the applicable Interest Reset Period divided by 365;

(ii)	“Actual/Actual (Historical)” means the actual number of days in the applicable Interest Reset Period divided by 365 (or, if any portion of the applicable Interest Reset Period falls in a leap year, the sum of (A) the actual number of days in that portion of the applicable Interest Reset Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the applicable Interest Reset Period falling in a non-leap year divided by 365);

(iii)	“30/360” means the number of days in the applicable Interest Reset Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the applicable Interest Reset Period is the 31st day of a month but the first day of the applicable Interest Reset Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the applicable Interest Reset Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(iv)	“Actual/360” means the actual number of days in the applicable Interest Reset Period divided by 360.

If an Issuance Order specifies a Day Count Convention other than one defined above, that Issuance Order shall include the relevant definition.

(c) Interest Rates. Each $1,000 principal amount of Floating Rate Notes will bear interest from the applicable Issue Date at the applicable interest rates determined in accordance with the procedures described in this Indenture and the applicable Issuance Order. Unless otherwise specified in the applicable Issuance Order, the interest rate in effect for the period from the Issue Date to but excluding the first Interest Payment Date will be the Initial Interest Rate set forth in the applicable Issuance Order. The interest rate will be reset on each Interest Reset Date, as defined below, commencing with the first Interest Reset Date. The interest rate determined on an Interest Reset Date will be effective for the Interest Reset Period, as defined below, commencing on (and including) that day and ending on (and including) the day immediately preceding the next following Interest Reset Date.

As reset on each Interest Reset Date, the interest rate borne by each $1,000 principal amount of Floating Rate Note shall be determined by reference to the Interest Rate Basis, as defined below, specified in the applicable Issuance Order, plus or minus the Spread, as defined below, specified in the applicable Issuance Order, subject to the Maximum Interest Rate and/or Minimum Interest Rate (if any), as defined below, specified in the applicable Issuance Order.

(d) Interest Reset Periods and Interest Reset Dates. Each applicable Issuance Order will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semi-annually, annually or at another interest reset period (the “Interest Reset Period”). Unless otherwise specified in the applicable Issuance Order, the Interest Reset Period for the related Floating Rate Notes shall be the period from and including the most recent Interest Payment Date to but excluding the immediately succeeding Interest Payment Date or Maturity Date, as the case may be.

The dates specified in the applicable Issuance Order under the heading “Interest Reset Dates” are the dates on which the interest rate will be reset, and each is referred to as an “Interest Reset Date”. If any Interest Reset Date for the Floating Rate Notes (other than CPI Adjustment Rate Floating Rate Notes) would otherwise be a day that is not a Business Day (or in the case of a LIBOR note, a day that is not a London Business Day), the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day); unless otherwise provided in the applicable Issuance Order, the specified Interest Reset Date for the CPI Adjustment Rate Floating Rate Notes shall be the Interest Reset Date irrespective of whether it is a Business Day. However, in the case of a LIBOR note only, if an Interest Reset Date is not a London Business Day and the next London Business Day falls in the next calendar month, the Interest Reset Date will be the immediately preceding day which is a London Business Day. Unless otherwise specified in the applicable Issuance Order, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset:

(i)	daily, each Business Day;

(ii)	weekly, a Business Day in each week as specified in the applicable Issuance Order;

(iii)	monthly, a Business Day in each month as specified in the applicable Issuance Order;

(iv)	quarterly, a Business Day in each third month as specified in the applicable Issuance Order;

(v)	semi-annually, a Business Day in each sixth month as specified in the applicable Issuance Order; and

(vi)	annually, a Business Day in one month each year as specified in the applicable Issuance Order.

(e) Maximum and Minimum Interest Rates. The Issuance Order applicable to each tranche of Floating Rate Notes will specify whether or not the Notes of that tranche are subject to either a maximum interest rate (“Maximum Interest Rate”) or a minimum interest rate (“Minimum Interest Rate”). If either or both apply, the Issuance Order will specify the applicable maximum and/or minimum rates.

(f) Calculation Agent. Unless otherwise set forth in the applicable Issuance Order, The Bank of New York Mellon Trust Company, N.A. will be the calculation agent and will determine the applicable interest rate for each Interest Reset Date. Upon the request of the holder of a Floating Rate Note, the calculation agent will provide the interest rate then in effect (when available). All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company, the Trustee and the beneficial owners of the Floating Rate Notes. All percentages resulting from any calculation on the Floating Rate Notes (other than Floating Rate Notes bearing the CPI Adjustment Rate) will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All percentages resulting from any calculation on Floating Rate Notes bearing the CPI Adjustment Rate will be rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards. For example, 9.876% (or .09876) would be rounded to 9.88% (or .0988). All dollar amounts used in or resulting from these calculations will be rounded to the nearest cent with one-half cent being rounded upwards.

SECTION 4.07 PAYMENTS ON LINKED NOTES. In the case of a Note issued as a Linked Note, payment of principal, premium, if any, and interest, if applicable, on the Note shall be made as set forth in any Issuance Order or supplemental indenture relating to such Linked Note.

ARTICLE FIVE

NOTEHOLDER LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

SECTION 5.01 NOTEHOLDER LISTS. The Company will furnish or cause to be furnished to the Trustee:

(1) 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of each series, or each Tranche within each series, as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

SECTION 5.02 PRESERVATION AND DISCLOSURE OF LISTS.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Notes (i) contained in the most recent list furnished to it as provided in Section 5.01, (ii) received by the Trustee in its capacity as Note Registrar or a Paying Agent or (iii) filed with it within the preceding two years pursuant to Section 5.04(b). The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more holders of Notes (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes of a particular series (in which case the applicants must hold Notes of such series) or with holders of all Notes with respect to their rights under this Indenture or under such Notes and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

(2) inform such applicants as to the approximate number of holders of Notes of such series or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of Notes of such series or all Notes, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the “Commission”), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes of such series or all Notes, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent, Note Registrar, or any agent of the Company or of the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 5.03 REPORTS BY THE COMPANY. The Company shall:

(a) file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and transmit by mail to all the holders of Notes of each series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939 with respect to reports pursuant to Section 5.04(a), within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series of Notes pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(c) on or before June 15, 2010, and on or before June 15 in each year thereafter, so long as any Notes are outstanding hereunder, deliver to the Trustee a brief certificate of the Company’s principal executive officer, principal financial officer or principal accounting officer as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

SECTION 5.04 REPORTS BY THE TRUSTEE.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within sixty days following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Notes become listed on or delisted from any stock exchange.

ARTICLE SIX

REMEDIES ON DEFAULT

SECTION 6.01 EVENTS OF DEFAULT. The following shall constitute Events of Default with respect to a particular series of Notes:

(a) default in the payment of the principal of any of the Notes of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest upon any of the Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes of such series, or any Tranche of such series, or in this Indenture (other than a covenant a default in whose performance or whose breach which has expressly been included in this Indenture solely for the benefit of series of Notes other than that series) for a period of thirty days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Notes of such series at the time outstanding; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors.

If an Event of Default described in clause (a), (b) or (c) shall have occurred and be continuing and in each and every such case, unless the principal amount of all the Notes of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Notes of all series affected thereby then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders) may declare the principal amount of all the Notes (or, with respect to Discount Notes, the Amortized Face Amount thereof or such other amount as may be specified in the terms of such Notes) of the series affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of this Indenture or the Notes of such series contained to the contrary notwithstanding. If an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each case, either the Trustee or the holders of not less than twenty-five per cent in aggregate principal amount of all the Notes then outstanding hereunder (voting as one class), by notice in writing to the Company (and to the Trustee if given by holders of Notes), may declare the principal of all the Notes not already due and payable (or, with respect to Discount Notes, the Amortized Face Amount thereof or such other amount as may be specified in the terms of such Notes) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision in this Indenture or in the Notes to the contrary notwithstanding. The foregoing provisions, however, are subject to the conditions that if, at any time after the principal of the Notes of any one or more or all series, as the case may be, shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, due upon all the Notes of such series or of all the Notes, as the case may be, and the principal of all Notes of such series or of all the Notes, as the case may be (or, with respect to Discount Notes, the Amortized Face Amount thereof or such other amount as may be specified in the terms of such Notes), which shall have become due otherwise than by acceleration (with interest, if any, upon such principal) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, if any, at the same rate as the rate of interest specified in the applicable Notes, as the case may be (or, with respect to Discount Notes at the rate specified or provided for in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit, and such amount as shall be payable to the Trustee pursuant to Section 7.06, and any and all defaults under the Indenture applicable to the Notes of such series (or all of the Notes, as the case may be) shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the Notes of such series (or of all the Notes, as the case may be) then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series or with respect to all Notes, as the case may be, and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. If the principal of all Notes shall have been declared to be payable pursuant to this Section 6.01, in determining whether the holders of a majority in aggregate principal amount thereof have waived all defaults and rescinded and annulled such declaration, all series of Notes shall be treated as a single class and the principal amount of Discount Notes shall be deemed to be the amount declared payable under the terms applicable to such Discount Notes.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders, as the case may be, shall continue as though no such proceedings had been taken.

SECTION 6.02 PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes of any series, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days or (2) in case default shall be made in the payment of the principal of any of the Notes of any series, as and when the same shall have become due and payable, whether upon maturity of such Notes or upon redemption or upon declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of such Notes, the whole amount that then shall have become due and payable on all such Notes of such series for principal or interest, if any, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, if any, at the same rate as the rate of interest specified or provided for in such Notes (or, with respect to Discount Notes, at the rate specified in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration); and, in addition thereto, such further amounts as shall be payable to the Trustee pursuant to Section 7.06.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon Notes of any series under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in case of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Notes of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (or, with respect to Discount Notes, the Amortized Face Amount thereof or such other portion of the principal amount as may be specified in the terms of that series) and interest, if any, owing and unpaid in respect of the Notes of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee under Section 7.06 and of the holders of Notes of such series allowed in any such judicial proceedings relative to the Company or other obligor upon the Notes of such series, or to the creditors or property of the Company or such other obligor, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the holders of such series and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes of such series to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to such holders of Notes of such series, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its own negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series may be enforced by the Trustee without the possession of any of such Notes, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Notes of such series.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Without limiting any of the Trustee’s rights hereunder or thereunder, in the case of an Event of Default the Trustee may in its discretion exercise its rights under the Subordinated Debt Security Guarantee or take such action as the Trustee shall deem most effectual to enforce any of its rights or any of the Guarantor’s obligations under the Subordinated Debt Security Guarantee. No amounts collected by the Trustee under the Subordinated Debt Security Guarantee shall be applied to the payment of any Debt Securities that are not subject to the Subordinated Debt Security Guarantee.

SECTION 6.03 APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to Section 6.02 with respect to a series of Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of the distribution of such moneys on account of principal or interest, if any, upon presentation of the several Notes of such series, as the case may be, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of amounts payable to the Trustee pursuant to Section 7.06;

SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become due, to the payment of interest, if any, on the Notes of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest, if any, specified or provided for in the Notes of such series (or, with respect to Discount Notes, at the rate specified in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration), such payments to be made ratably to the persons entitled thereto, without discrimination or preference; and

THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become due, by acceleration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes of such series for principal, interest, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the same rate as the rate of interest specified in the Notes of such series (or, with respect to Discount Notes, at the rate specified or provided for in the terms of such Notes for interest on overdue principal thereof upon maturity, redemption or acceleration); and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal, interest, if any, without preference or priority of principal over interest, if any, or of interest, if any, over principal, or of any installment of interest over any other installment of interest, or of any Note of such series over any other Note of such series, ratably to the aggregate of such principal and accrued and unpaid interest, if any.

FOURTH: To the Company.

SECTION 6.04 PROCEEDINGS BY NOTEHOLDERS. No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder or, subject to the next paragraph, the Subordinated Debt Security Guarantee, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided; (b) the holders of not less than twenty-five percent in aggregate principal amount of the Notes of such series then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder; (c) such holder or holders shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes of any series, shall have any right in any manner whatever by virtue or by availing himself of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of and interest, premium and Additional Amounts, if any, on such Note (whether from the Company or, if such Note is subject to the Subordinated Debt Security Guarantee, from the Guarantor), on or after the respective due dates expressed or provided for in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. With respect to Discount Notes, principal shall mean the Amortized Face Amount thereof or such other amount as shall be due and payable as specified in the terms of the Notes.

SECTION 6.05 REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given by this Article Six to the Trustee or to the holders of Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or such holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes, if any, to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to such holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such holders.

SECTION 6.06 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULT. The holders of a majority in aggregate principal amount of the Notes of any or all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceedings so directed may not lawfully be taken or shall be in conflict with this Indenture or if the Trustee in good faith by its board of directors or executive committee or a trust committee of directors or trustees and/or a Responsible Officer shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

Prior to any declaration accelerating the maturity of the Notes of any series, the holders of a majority in aggregate principal amount of the Notes of such series at the time outstanding may on behalf of the holders of all of the Notes of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or interest, if any, on any Notes of such series. Upon any such waiver the Company, the Trustee and the holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said default or Event of Default shall for all purposes of the Notes of such series and this Indenture be deemed to have been cured and to be not continuing.

SECTION 6.07 NOTICE OF DEFAULTS. The Trustee shall, within ninety days after the occurrence of a default with respect to any series of Notes, give to the holders of Notes of such series notice of all defaults known to a Responsible Officer of the Trustee in the manner set forth in Section 1.02 and also by mail in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939 with respect to reports pursuant to Section 5.04(a), unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to be any event or events, as the case may be, specified in clauses (a), (b), (c), (d) and (e) of Section 6.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the notice specified in clause (c) of Section 6.01); provided that, except in the case of default in the payment of the principal of or interest, if any, on any of the Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors or executive committee or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Notes of such series.

SECTION 6.08 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder of Notes of any series, or group of such holders, holding in the aggregate more than ten percent in principal amount of the Notes of such series outstanding, or to any suit instituted by any holder of Notes of such series appertaining thereto, for the enforcement of the payment of the principal of or interest, if any, on any Note on or after the due date expressed or provided for in such Note.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

SECTION 7.01 DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer has knowledge with respect to Notes of a particular series and after the curing of all Events of Default with respect to Notes of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to Notes of a particular series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith, except that:

(a) prior to the occurrence of an Event of Default with respect to a particular series and after the curing of all Events of Default with respect to Notes of such series which may have occurred:

(1) the duties and obligations of the Trustee with respect to Notes of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Notes pursuant to Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02 RELIANCE ON DOCUMENTS, OPINIONS, ETC. Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and the written advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company pertaining to the Notes, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default except for Events of Default set forth in Section 6.01(a) and (b) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(k) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03 NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes other than the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes provided that the Trustee shall not be relieved of its duty to authenticate Notes only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 7.04 OWNERSHIP OF NOTES. The Trustee, or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or an agent of the Company or of the Trustee.

SECTION 7.05 MONEYS TO BE HELD IN TRUST. Subject to the provisions of Section 13.04 hereof, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by an Authorized Officer.

SECTION 7.06 COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation, and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled (but not obligated) to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee, its officers, directors and employees for, and to hold them harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on the part of the Trustee or such officer, director and employee arising out of or in connection with the acceptance or administration of this trust or the performance of their duties hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and/or the termination, satisfaction or discharge of the Indenture. The Trustee shall have a lien prior to the Notes upon all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.06, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 7.07 OFFICER’S CERTIFICATE AS EVIDENCE. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08 CONFLICTING INTEREST OF TRUSTEE. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act or 1939 and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series.

SECTION 7.09 ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Notes of any series issued hereunder. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10 RESIGNATION OR REMOVAL OF TRUSTEE.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes, or in the case of a Trustee serving as Trustee only for one or more Tranche(s) of Notes, with respect to such Tranche(s) of Notes, by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series of Notes or Tranche(s) by written instrument, in duplicate, executed by order of the Board of Directors of the Company or pursuant to a Company Order, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the receipt of such notice of resignation by the Company, the resigning Trustee may petition any court of competent jurisdiction, at the Company’s expense, for the appointment of a successor trustee, or any holder of Notes who has been a bona fide holder of a Note or Notes of the applicable series or Tranche(s) for at least six months may subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any series or Tranche(s) of Notes after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes of such series or Tranche(s) for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series or Tranche(s) of Notes and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(3) the Trustee shall become incapable of acting with respect to any series or Tranche of Notes, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series or Tranche(s) of Notes and appoint a successor trustee with respect to such series or Tranche(s) by written instrument, in duplicate, executed by order of the Board of Directors of the Company or pursuant to a Company Order, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder of such series who has been a bona fide holder of a Note or Notes of the applicable series or Tranche(s) for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series or Tranche(s). Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes of all series (voting as one class) at the time outstanding may at any time remove the Trustee with respect to Notes of all series and appoint a successor trustee with respect to the Notes of all series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) The Trustee shall be paid all amounts owed to it upon its removal or resignation.

SECTION 7.11 ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series or Tranches shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, remain the beneficiary of the lien of the Trustee pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Notes of one or more (but not all) series or Tranches of a series, the Company, the predecessor Trustee and each successor trustee with respect to the Notes of any applicable series or Tranche shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes of any series or Tranche as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee. The Trustee shall not be liable for the acts or omissions of any successor trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall give notice of the succession of such trustee hereunder to all holders of Notes of any applicable series or Tranche in the manner provided in Section 1.02. If the Company fails to give such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so given at the expense of the Company.

SECTION 7.12 SUCCESSOR BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13 LIMITATIONS ON RIGHTS OF TRUSTEE AS CREDITOR. The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939.

ARTICLE EIGHT

CONCERNING THE NOTEHOLDERS

SECTION 8.01 ACTION BY NOTEHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

In determining whether the holders of a specified percentage in aggregate principal amount of the Notes have taken any action (including the making of any demand or request, the waiving of any notice, consent or waiver or the taking of any other action), the principal amount of any Discount Note that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the Amortized Face Amount thereof or such other amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Discount Note at the time the taking of such action is evidenced to the Trustee.

SECTION 8.02 PROOF OF EXECUTION BY NOTEHOLDERS. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with this Section 8.02. The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public, or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer or by a certificate of any officer of any trust company, bank, banker or recognized securities dealer, satisfactory to the Trustee, who witnessed such execution or in any other manner satisfactory to the Trustee. If such execution is by an officer of a corporation, association or trust, a trustee of a trust or a member of a partnership on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

The ownership of the Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 9.06.

SECTION 8.03 WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee and any agent of the Company or of the Trustee may deem the holder of any Note to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of and interest (subject to Section 2.03) on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

SECTION 8.04 COMPANY-OWNED NOTES DISREGARDED. In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05 REVOCATION OF CONSENTS; FUTURE NOTEHOLDERS BOUND. At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note the identifying number of which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Note issued in exchange or substitution therefor or upon registration of transfer thereof irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes of each series affected thereby.

ARTICLE NINE

NOTEHOLDERS’ MEETINGS

SECTION 9.01 PURPOSES OF MEETINGS. A meeting of Noteholders of any or all series or Tranches within a series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six;

(2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes of any or all series or Tranches of a series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Noteholders of any or all series or Tranches of a series to take any action specified in Section 9.01, to be held at such time and at such place in New York City as the Trustee shall determine. Notice of every meeting of the Noteholders of any or all series or Tranches of a series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.02, not less than twenty nor more than one hundred and eighty days prior to the date fixed for the meeting.

SECTION 9.03 CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. In case at any time the Company, pursuant to a Board Resolution or a Company Order, or the holders of at least twenty-five percent in aggregate principal amount of the Notes of any or all series or Tranches of a series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of Noteholders of any or all series or Tranches of a series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within thirty days after receipt of such request, then the Company or the holders of such Notes in the amount above specified may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 9.02.

SECTION 9.04 QUALIFICATION FOR VOTING. To be entitled to vote at any meeting of Noteholders a person shall be a holder of one or more Notes of a series or Tranches of a series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.05 REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.01 and 8.04, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

SECTION 9.06 VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 10.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Notes or the holders of one or more series of Notes or Tranches within a series of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to Notes of any or all series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

(c) to add to or change any of the provisions of this Indenture to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in bearer form, to add, modify or eliminate any restrictions on the payment of principal of Notes in registered form, and to provide for exchangeability of such Notes with Notes issued hereunder and to make all appropriate changes for such purpose to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the holders of Notes of any series in any material respect;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; to add an obligor or guarantor on the Notes or on any series or Tranche within a series of Notes; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the holders of the Notes in any material respect;

(e) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Notes of one or more series or Tranches within a series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11;

(f) to change or eliminate any provision of this Indenture, provided that any such change or elimination (i) shall become effective only when there is no Note outstanding of any series or Tranche within a series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) shall not apply to any Note outstanding;

(g) to establish the form or terms of Notes of any series or Tranche within a series as permitted by Sections 2.01 and 2.06;

(h) to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of Notes of any series or Tranche within a series in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02. Any request by the Company for the execution by the Trustee of a supplemental indenture under this Section shall be accompanied either (i) by a Company Order or (ii) by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary authorizing the execution of such supplemental indenture, provided that any supplemental indenture described in Section 10.02(a) shall be accompanied by a Board Resolution of the successor Company authorizing the execution of such supplemental indenture.

No supplemental indenture entered into pursuant to this Section 10.01 or Section 10.02 which affects the rights, duties or obligations of the Guarantor shall be binding or effective until the Guarantor has delivered its written consent to such indenture to the Trustee.

SECTION 10.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes of all series, or Tranches within a series, at the time outstanding affected by such supplemental indenture (voting as one class), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes of each such series or Tranche within a series; provided that no such supplemental indenture shall (i) change the fixed maturity of any Notes, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, without the consent of the holder of each Note so affected, (ii) impair the right to institute enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date therefor), without the consent of the holder of each Note so affected or (iii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, or the percentage required for the consent of the holders pursuant to Sections 6.01 and 6.06 to waive defaults, without the consent of the holder of each Note so affected. Upon the request of the Company, accompanied either (i) by a Company Order or (ii) by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice thereof in the manner provided in Section 1.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company so to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03 COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04 NOTATION ON NOTES. Notes of any series or Tranche within a series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Notes of any series or Tranche so modified as to conform, in the opinion of the Trustee and an Authorized Officer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the Noteholders, in exchange for the Notes of such series then outstanding.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01 COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. The Company covenants that it will not merge or consolidate with any other corporation or sell, assign, transfer, lease or convey all or substantially all of its assets to any person unless (i) either (A) the Company shall be the continuing corporation in any such merger or consolidation, or (B) the successor corporation (if other than the Company) in any such merger or consolidation, or the entity to which all or substantially all of the Company’s assets have been sold, assigned, transferred, leased or conveyed, shall expressly assume the due and punctual payment of the principal of and any interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation (ii) the Company or such successor corporation or other entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any such covenant or condition, and there shall be no event resulting therefrom which, after notice or the lapse of time or both, would become an Event of Default under this Indenture.

SECTION 11.02 SUCCESSOR CORPORATION TO BE SUBSTITUTED FOR COMPANY. In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by the successor corporation or the entity to which all or substantially all of the Company’s assets have been sold, assigned, transferred, leased or conveyed, such successor corporation or other entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereafter, except in the case of a lease, the predecessor corporation or entity shall be relieved of all obligations and covenants under this Indenture and the Notes. Such successor corporation or other entity thereupon may cause to be signed, and may issue either in its own name or in the name of John Hancock Life Insurance Company U.S.A., any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation or other entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes, if any, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

SECTION 11.03 OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be given an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.

ARTICLE TWELVE

LIMITATIONS ON LIENS

SECTION 12.01 LIMITATIONS ON LIENS. The Company shall not create, assume or incur any Secured Indebtedness, other than Permitted Secured Indebtedness, without making provision whereby all the Notes shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Company shall so determine, any other Indebtedness of the Company then existing or thereafter created which is not subordinate to the Notes) so long as such Secured Indebtedness shall be outstanding.

ARTICLE THIRTEEN

SATISFACTION AND DISCHARGE; UNCLAIMED MONEYS

SECTION 13.01 DISCHARGE OF INDENTURE. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Notes of any series, or Tranche within a series, theretofore authenticated (other than any Notes of such series or Tranche appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (b) all such Notes of such series or Tranche not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 13.04) sufficient to pay at maturity or upon redemption all Notes of such series or Tranche not theretofore delivered to the Trustee for cancellation, including principal and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series or Tranche, then this Indenture shall cease to be of further effect with respect to the Notes of such series or Tranche (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 15.04, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes of such series or Tranche. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes of such series or Tranche. If the Company, at its option, with respect to a series or Tranche of Notes that is subject to the Subordinated Debt Security Guarantee satisfies the conditions of this Section 13.01, then the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Subordinated Debt Security Guarantee with respect to the Notes of such series or Tranche and to have satisfied all the obligations under this Indenture relating to the Notes of such series or Tranche and, upon such occurrence, upon request and at the expense of the Guarantor, the Trustee shall deliver to the Guarantor a proper instrument acknowledging the discharge of the Guarantor’s obligations under the Subordinated Debt Security Guarantee with respect to the applicable series or Tranche of Notes.

SECTION 13.02 DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE. All moneys deposited with the Trustee pursuant to Section 13.01 and the proceeds of any obligations or Funding Agreements deposited with the Trustee pursuant to Section 13.01 or 13.05 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.

SECTION 13.03 PAYING AGENT TO REPAY MONEYS HELD. In connection with the satisfaction and discharge of this Indenture with respect to Notes of any series or Tranche, all moneys with respect to such Notes then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 13.04 RETURN OF UNCLAIMED MONEYS. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent on demand, and the holder of such Note shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

SECTION 13.05 SATISFACTION, DISCHARGE AND DEFEASANCE OR COVENANT DEFEASANCE OF NOTES OF ANY SERIES. The provisions of this Section 13.05 shall be applicable except as otherwise specified for Notes of a particular series or Tranche within a series in accordance with Section 2.01(13). At the Company’s option, either (a) the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes of any such series or Tranche and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness or (b) the Company shall cease to be under any obligation to comply with respect to such series or Tranche with any term, provision, condition or covenant in Article Eleven or Article Twelve of this Indenture and any other term, provision, condition or covenant specified with respect to such series or Tranche as contemplated by Section 2.01(13), and the applicable series or Tranche of Notes shall cease to be deemed outstanding for purposes of any waiver, consent or direction relating to any such term, provision, condition or covenant (a “covenant defeasance”), when

(1) (A)	with respect to all outstanding Notes of such series or Tranche, either:

(i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount (in such currency in which such outstanding Notes are then specified as payable at stated maturity) sufficient to pay and discharge the entire indebtedness of all outstanding Notes of such series or Tranche for principal and interest, if any, to the Stated Maturity or any Redemption Date established in accordance with this Section 13.05, as the case may be; or

(ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust for the purpose such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds thereof) and any funds or Funding Agreements deposited under clause (i)

or (iii) hereof, respectively, be sufficient to pay and discharge the entire indebtedness on all outstanding Notes of such series or Tranche for principal and interest, if any, to the Stated Maturity or any Redemption Date established in accordance with this Section 13.05, as the case may be; or

(iii) the Company has (a) deposited or caused to be deposited with the Trustee Funding Agreements of the Company providing for, together with funds, if any, deposited under clause (i) and obligations, if any, deposited under clause (ii), the payment to the Trustee of the entire indebtedness on all outstanding Notes of such series or Tranche for principal and interest, if any, to the Stated Maturity or any Redemption Date established in accordance with this Section 13.05, as the case may be and (b) delivered to the Trustee an Opinion of Counsel to the effect that such Funding Agreements have been duly authorized and validly issued by the Company in accordance with applicable insurance laws, are binding and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency and similar laws), constitute Funding Agreements within the meaning of Section 500.8142 of the Michigan Consolidated Laws (or any successor statute) and in the event of the insolvency of the Company, the claim of the Trustee for payment pursuant to the terms of such Funding Agreements would rank pari passu with the claims of policyholders of the Company and ahead of the claims of general unsecured creditors of the Company, including the claims of holders of the Notes;

(B) the Company has properly fulfilled such other terms and conditions to the satisfaction and discharge as is specified, as contemplated by Section 2.01, as applicable to the Notes of such series, and

(2) The Company has paid or caused to be paid all other sums payable with respect to the outstanding Notes of such series or Tranche (other than future Additional Amounts, if any), and

(3) The Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Notes of such series or Tranche will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge or covenant defeasance, as applicable, and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge or covenant defeasance, as applicable, had not occurred, and

(4) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all outstanding Notes of any such series or Tranche or to the covenant defeasance of all outstanding Notes of such series or Tranche, as applicable, have been complied with.

Any deposits with the Trustee referred to in Section 13.05(1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any outstanding Notes of such series or Tranche are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement or otherwise, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee shall have the right (but not the obligation) to require the Company to deliver to the Trustee the certification of a nationally recognized firm of independent public accountants, or other evidence satisfactory to the Trustee, as to the sufficiency of the deposits made by the Company pursuant to Section 13.05(1)(A) above to provide for the applicable payments specified in such Section 13.05(1)(A).

Unless otherwise provided in any Issuance Order or supplemental indenture pertaining to a series of Notes, or Tranche within a series of Notes, with respect to which the Company is obligated to pay Additional Amounts, the Company’s obligation to pay such Additional Amounts, and the Company’s redemption rights under Section 3.03 of this Indenture, shall survive any defeasance pursuant to this Section 13.05.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the obligations deposited pursuant to Section 13.05(1)(A)(ii) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Notes.

Notwithstanding any covenant defeasance with respect to Article Eleven, any corporation or person that otherwise would have been required to assume the obligations of the Company pursuant to said Article shall be required, unless otherwise agreed by the Company or such corporation or person and the Trustee, as a condition to any merger, consolidation, sale, assignment, transfer, lease or conveyance contemplated thereby, to assume the obligations of the Company to the Trustee under Section 7.06 and the immediately preceding paragraph.

If the Company, at its option, with respect to a series or Tranche of Notes that is subject to the Subordinated Debt Security Guarantee satisfies the conditions of this Section 13.05 for the deemed payment and discharge of the entire indebtedness on all outstanding Notes of such series or Tranche, then the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Subordinated Debt Security Guarantee with respect to the Notes of such series or Tranche and to have satisfied all the obligations under this Indenture relating to the Notes of such series or Tranche and, upon such occurrence, upon request and at the expense of the Guarantor, the Trustee shall deliver to the Guarantor a proper instrument acknowledging the discharge of the Guarantor’s obligations under the Subordinated Debt Security Guarantee with respect to the applicable series or Tranche of Notes.

ARTICLE FOURTEEN

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01 INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or Guarantor with respect to Notes subject to the Subordinated Debt Security Guarantee, or of any successor corporation thereof, either directly or through the Company, Guarantor as applicable, or any successor corporation thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

ARTICLE FIFTEEN

MISCELLANEOUS PROVISIONS

SECTION 15.01 BENEFITS OF INDENTURE RESTRICTED TO PARTIES AND HOLDERS. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

SECTION 15.02 PROVISIONS BINDING ON COMPANY’S SUCCESSORS. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 15.03 ADDRESSES FOR NOTICES, ETC. Except as otherwise specifically provided for in the Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: John Hancock Life Insurance Company U.S.A., Attention: Corporate Secretary, 601 Congress Street, Boston, Massachusetts 02210. Except as otherwise specifically provided for in the Indenture, any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, which as of the date of this Indenture is The Bank of New York Mellon Trust Company, N.A., Corporate Finance, 222 Berkeley Street, 2nd Floor, Boston, MA 02116, Attention: Vaneta I. Bernard, Vice President.

SECTION 15.04 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 5.03(c)) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 15.05 LEGAL HOLIDAYS. Unless otherwise specified in an Issuance Order, supplemental indenture or Note, in any case where the date of maturity of any interest or Additional Amounts or principal of any Note or the date fixed for redemption of any Note shall not be a Business Day in the Place of Payment, then payment of any interest or Additional Amounts or principal of such Notes, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 15.06 TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

SECTION 15.07 EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 15.08 NEW YORK CONTRACT. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law and except as may otherwise be required by mandatory provisions of law.

SECTION 15.09 SEVERABILITY OF PROVISIONS. Any prohibition, invalidity or unenforceability of any provision of this Indenture in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereto in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction.

SECTION 15.10 COMPANY RELEASED FROM INDENTURE REQUIREMENTS UNDER CERTAIN CIRCUMSTANCES. Whenever in this Indenture the Company shall be required to do or not to do anything so long as any of the Notes of any series shall be outstanding, the Company shall, notwithstanding any such provision, not be required to comply with such provisions if it shall be entitled to have this Indenture satisfied and discharged pursuant to the provisions hereof, even though in either case the holders of any of the Notes of that series shall have failed to present and surrender them for payment pursuant to the terms of this Indenture.

SECTION 15.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 15.12 FORCE MAJEURE. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances and nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A. has caused this Indenture to be signed and acknowledged by one of its Senior Vice Presidents or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. has caused this Indenture to be signed as of the day and year first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

[Corporate Seal]

By:
Attest:	Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
	)	SS.
COUNTY	)

On the      day of                     , 2008, before me personally came                     , to me known, who, being by me duly sworn, did depose and say that he resides at                                                          ; that he is a                                      of JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A., one of the parties described in and which executed the above instruments; that he knows the corporate seal of said Company; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Company and that he signed his name thereto by like authority.

[Notarial Seal]

Notary Public

Exhibit A-1

(Form of Book-Entry Fixed Rate Note)

Book-Entry Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO.	CUSIP NO.

Interest Rate:	Principal Amount:

Issue Date:	Amortizing Note: ☐ Yes ☐ No. If yes, amortization schedule or formula:

Maturity Date:

Interest Payment Date(s):

Redemption Provisions:

Repayment Provisions:

Survivor’s Option:

[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)). UPON WRITTEN REQUEST TO [            ], THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE INFORMATION NECESSARY FOR THE HOLDER TO COMPLY WITH THE REQUIREMENTS OF SECTIONS 1271 THROUGH 1275 OF THE CODE.]

A-1-1

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

[NAME OF NOTES]

For value received, JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A., a stock life insurance company duly organized under the laws of Maine and duly redomesticated and existing under the laws of Michigan (hereinafter called the “Company”), hereby promises to pay to Cede & Co., or registered assigns, at the office of                             ,                     ,             , the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the Interest Rate per annum stated above (on the basis of a 360 day year of twelve 30 day months), in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor’s Option, in each case if provided in any Issuance Order or supplemental indenture applicable to this Note). The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

This Global Note is one of a duly authorized issue of Notes of the Company designated as its [Name of Notes] (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of              , 2009 (herein called the “Indenture”) duly executed by the Company to The Bank of New York Mellon Trust Company, N.A., Trustee (hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

A-1-2

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000.

A-1-3

This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

Amounts payable by the Company on this Note are irrevocably and unconditionally guaranteed by Manulife Financial Corporation as provided in the Subordinated Debt Security Guarantee dated as of                      from Manulife Financial Corporation to the Trustee and the holders of Notes issued subject to such guarantee.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

Date:	By:
Title

A-1-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

Date:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Officer

A-1-5

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                                                                                                          .

Please print or typewrite name and address including postal zip code of assignee:

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A. and hereby does irrevocably constitute and appoint                                                           Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Date:

SIGN HERE                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

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Exhibit A-2

(Form of Book-Entry Floating Rate Note or Floating Rate/Fixed Rate Note)

Book-Entry Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO.	CUSIP NO.

Principal Amount:	Interest Rate: Floating Rate ☐ Yes ☐ No Floating Rate/Fixed Rate ☐ Yes ☐ No If yes, Fixed Rate: Fixed Rate Commencement Date:

Issue Date:	Initial Interest Rate:

Maturity Date: Amortizing Note: ☐ Yes ☐ No. If yes, amortization schedule or formula:	Interest Reset Periods:

Interest Payment Date(s):	Interest Reset Dates:

Day Count Convention:	Interest Rate Basis:

Redemption Provisions:	Index Maturity:

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Repayment Provisions:	Spread:

Survivor’s Option:	Maximum Interest Rate:

Minimum Interest Rate:

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)). UPON WRITTEN REQUEST TO [            ], THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE INFORMATION NECESSARY FOR THE HOLDER TO COMPLY WITH THE REQUIREMENTS OF SECTIONS 1271 THROUGH 1275 OF THE CODE.

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JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

[NAME OF NOTES]

For value received, JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A., a stock life insurance company duly organized under the laws of Maine and duly redomesticated and existing under the laws of Michigan (hereinafter called the “Company”), hereby promises to pay to Cede & Co., or registered assigns, at the office of                         ,             ,             , the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the applicable Interest Rate per annum in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor’s Option, in each case if provided in any Issuance Order or supplemental indenture applicable to this Note). The Initial Interest Rate shall be as stated above.                          will be the calculation agent and, commencing with the first Interest Reset Date, will determine the applicable Interest Rate for all Interest Reset Periods subsequent thereto. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company and the beneficial owners of this Note. As reset on each Interest Reset Date, the Interest Rate shall be determined by reference to the Interest Rate Basis stated above, for the Index Maturity stated above, plus the Spread stated above, subject to the Maximum Interest Rate stated above and the Minimum Interest Rate stated above. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest (calculated in accordance with the Day Count Convention stated above) from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

This Global Note is one of a duly authorized issue of Notes of the Company designated as its [Name of Notes] (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of             , 2009 (herein called the “Indenture”) duly executed by the Company to The Bank of New York Mellon Trust company, N.A., Trustee

A-2-3

(hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or Guarantor with respect to Notes subject to the Subordinated Debt Security Guarantee, or of any successor corporation thereof, either directly or through the Company, Guarantor as applicable, or any successor corporation thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

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Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

Amounts payable by the Company on this Note are irrevocably and unconditionally guaranteed by Manulife Financial Corporation as provided in the Subordinated Debt Security Guarantee dated as of                      from Manulife Financial Corporation to the Trustee and the holders of Notes issued subject to such guarantee.

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WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

Date:	By:
Title

A-2-6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

Date:	By:
Authorized Officer

A-2-7

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                                                                                                          .

Please print or typewrite name and address including postal zip code of assignee:

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A. and hereby does irrevocably constitute and appoint                                                           Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Date:

SIGN HERE                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

A-2-8

Exhibit A-3

(Form of Book-Entry Linked Note)

Book-Entry Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO.	CUSIP NO.

(Initial) Principal Amount:	Interest Rate (if applicable):

Issue Date:	Initial Interest Rate (if applicable):

Maturity Date:	Interest Reset Periods (if applicable):

Principal Reset Periods (if applicable)
Amortizing Note: ☐ Yes ☐ No. If yes, amortization schedule or formula:

Interest Payment Date(s):	Interest Reset Dates (if applicable)

Principal Reset Dates (if applicable)

Day Count Convention:	Interest Rate Basis (if applicable):

A-3-1

Redemption Provisions:	Link (security/ies, currency/ies, commodity/ies, index/indices, instrument(s), measure(s), event(s), circumstance(s), basket(s)):

Repayment Provisions:	Payment Formula or Method:

Survivor’s Option:	Maximum Interest Rate:

Settlement Method:	Minimum Interest Rate (if applicable):

Exchange Provisions (if applicable):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)). UPON WRITTEN REQUEST TO [            ], THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE INFORMATION NECESSARY FOR THE HOLDER TO COMPLY WITH THE REQUIREMENTS OF SECTIONS 1271 THROUGH 1275 OF THE CODE.

A-3-2

(JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

[NAME OF NOTES]

For value received, JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A., a stock life insurance company duly organized under the laws of Maine and duly redomesticated and existing under the laws of Michigan (hereinafter called the “Company”), hereby promises to pay to Cede & Co., or registered assigns, at the office of                             ,                     ,             , the principal amount described above on the Maturity Date stated above, in such coin or currency of the United States of America or as otherwise described above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the applicable Interest Rate per annum or as otherwise described above in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor’s Option or as otherwise specified above, in each case if and as provided in any Issuance Order or supplemental indenture applicable to this Note). The Initial Interest Rate, if applicable, shall be as stated above.                              will be the calculation agent and, commencing with the first Interest Reset Date or Principal Reset Date, if and as applicable, will determine the applicable Interest Rate for any Interest Reset Periods subsequent thereto and the applicable principal for any Principal Reset Periods subsequent thereo. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company and the beneficial owners of this Note. As reset on any applicable Interest Reset Date or Principal Reset Date, the Interest Rate and/or the Principal shall be determined as stated above, subject to any Maximum Interest Rate stated above or Minimum Interest Rate stated above. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest (calculated in accordance with the Day Count Convention stated above) from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

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Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

This Global Note is one of a duly authorized issue of Notes of the Company designated as its [Name of Notes] (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of                     , 2009 (herein called the “Indenture”) duly executed by the Company to The Bank of New York Mellon Trust company, N.A., Trustee (hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

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The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or Guarantor with respect to Notes subject to the Subordinated Debt Security Guarantee, or of any successor corporation thereof, either directly or through the Company, Guarantor as applicable, or any successor corporation thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000 or as otherwise described above.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

Amounts payable by the Company on this Note are irrevocably and unconditionally guaranteed by Manulife Financial Corporation as provided in the Subordinated Debt Security Guarantee dated as of                      from Manulife Financial Corporation to the Trustee and the holders of Notes issued subject to such guarantee.

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WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.

Date:	By:
Title

A-3-6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

Date:	By:
Authorized Officer

A-3-7

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                                                                                                          .

Please print or typewrite name and address including postal zip code of assignee:

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A. and hereby does irrevocably constitute and appoint                                                           Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Date:

SIGN HERE                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

A-3-8

Exhibit B

Form of Issuance Order

ISSUANCE ORDER UNDER SECTION 2.01

AND

OFFICER’S CERTIFICATE UNDER SECTION 15.04

Date:

                            , as Trustee

[address]

Ladies and Gentlemen:

You are hereby directed to:

[circle (i) or (ii), as applicable]

(i) authenticate on the Issue Date set forth below the enclosed Note(s), which has or have been duly executed by an officer of the Company, pursuant to Sections 2.05 and 2.06 of the Indenture between you and John Hancock Life Insurance Company U.S.A. (the “Company”) dated                     , 2009 (the “Indenture”);

or

(ii) authenticate and complete (based on the terms and conditions set forth below) on the Issue Date set forth below the Note or Notes of the Company to be issued pursuant to the Indenture, which Note or Notes has or have been duly executed by an officer of the Company pursuant to Sections 2.05 and 2.06 of the Indenture;

You are instructed to hold the Note(s), as so authenticated and (if applicable) completed, in custody pursuant to the Medium-Term Note Certificates Agreement between you and The Depository Trust Company dated                     , 2009 and cause the Note(s) to be registered in the name of Cede & Co. Your responsibilities with respect to such Note(s) are more fully set forth in the Indenture and the Administrative Procedures set forth in Exhibit A to the Company Order dated                      delivered to you by the Company. Defined terms used in this Issuance Order and not otherwise defined shall have the meanings set forth in the Indenture.

The Note(s) issued pursuant to this Issuance Order is/are to be issued on the terms and conditions set forth below:

Aggregate Principal Amount to be issued pursuant to this Issuance Order:

Issue Date:

Designation of Series:		(Notes, unless otherwise indicated)

Limit on Aggregate Principal Amount:		(None, unless otherwise indicated)

Date on which Principal is Payable:	See attached Pricing Supplement

Interest Rate:	See attached Pricing Supplement

Date from which Interest Accrues:		(Date of issuance, unless otherwise indicated)

Fixed Rate Commencement Date:		(For Floating Rate/Fixed Rate Notes only)

Interest Payment Date Frequency and First Payment Date:	See attached Pricing Supplement

Interest Payment Dates (if other than as provided in section 4.01 of indenture):		Leave blank, unless other than: (i) for monthly interest payment Notes, the 15th day of each calendar month commencing in the calendar month following the month in which the Note is issued; (ii) for quarterly interest payment Notes, the 15th day of each third month, commencing in the third calendar month following the month in which the Note is issued; (iii) for semi-annual interest payment Notes, the 15th day of each sixth month, commencing in the sixth calendar month following the month in which the Note is issued; or (iv) for annual interest payment Notes, the 15th day of each twelfth month, commencing in the twelfth calendar month following the month in which the Note is issued.

Regular Record Date for Interest Payments:		(first day of the calendar month in which Interest Payment Date occurs and, for the final Interest Payment Date, such Interest Payment Date, unless otherwise indicated)

Additional Places for Principal or Interest Payments:		(None, unless otherwise indicated)

Redemption at Company’s Option:	See attached Pricing Supplement	(None, unless otherwise indicated)

Tax Event Redemption:	See attached Pricing Supplement	(None, unless otherwise indicated)

Mandatory Redemption or Purchase	See attached Pricing Supplement	(None, unless otherwise indicated)

Survivor’s Option*:		(Yes or No)

Survivor’s Option Blackout Period:	See attached Pricing Supplement	(One year, unless otherwise indicated)

Annual Put Limit:	See attached Pricing Supplement

Individual Put Limit:	See attached Pricing Supplement

Denominations other than $1000 and $1,000 multiples:

Portion of Principal Amount Payable Upon Acceleration of Maturity (if other than 100% of Principal Amount):		(Leave blank, unless other than 100% of principal amount, in which case insert formula)

Depositaries for the Note(s):		(Only if different than DTC)

Global Note(s) Initially Issuable in Temporary Form:		(No, unless otherwise indicated)

Conditions on Issuance of Notes in Definitive Form to Beneficial Owners:		(Inapplicable, unless (i) Global Notes and (ii) different from Section 2.07 of indenture)

Limitations on Provisions for Defeasance or Covenant Defeasance of the Notes:		(If applicable)

Additional Provisions subject to Covenant Defeasance:		(If applicable)

Conditions to Issuance of Notes in Definitive Form:		(If applicable)

Issuance of Notes in Certificated Form:		(No, unless otherwise indicated)

Trustee(s), depositor(y)(ies), authenticating or paying agent(s), registrar(s) or other agents if different from Indenture:		(If applicable)

Additional Amounts		(No, unless otherwise indicated)

Redemption Notice Requirements		(If different from 30-60 days prior to redemption date)

Link (for Linked Notes)	See attached Pricing Supplement

Link Formula or Method (for Linked Notes)	See attached Pricing Supplement

Settlement Basis (for Linked Notes)	See attached Pricing Supplement

Exchange Provisions (for Linked Notes)	See attached Pricing Supplement	(If applicable)

Any other terms of the series not described above:

*If a Zero Coupon Note, the repayment date for notes accepted for repayment pursuant to the exercise of the Survivor’s Option shall be no later than                                 .

In connection with this Issuance Order the undersigned has read the Indenture, including the provisions of Section 2.06 and 2.01 and the definitions relating thereto, the applicable resolutions of the Board of Directors authorizing the issuance of the Notes and the attached Pricing Supplement. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the form and terms of a series or Tranche of Notes, as applicable to the Note(s) and to the authentication and delivery thereof under the Indenture have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

Very truly yours,

JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A.
By:

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:
Name:
Title: